LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$2,487,686,000 (Approximate) STRUCTURED ASSET INVESTMENT LOAN TRUST, SERIES 2006-4 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch)
A1(4)	757,259,000	1 M LIBOR	2.22	1-101	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A2(5)	404,458,000	1 M LIBOR	2.22	1-101	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A3(6)	617,151,000	1 M LIBOR	1.02	1-28	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A4(6)	194,826,000	1 M LIBOR	3.57	28-68	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A5(6)	92,711,000	1 M LIBOR	7.42	68-101	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
M1	161,263,000	1 M LIBOR	4.00	40-72	10.90%	TBD	7/25/2036	Aa2/AA/AA
M2	48,753,000	1 M LIBOR	7.59	72-101	8.95%	TBD	7/25/2036	Aa3/AA-/AA-
M3	40,003,000	1 M LIBOR	4.73	39-101	7.35%	TBD	7/25/2036	A1/A+/A+
M4	37,503,000	1 M LIBOR	4.70	39-101	5.85%	TBD	7/25/2036	A2/A/A
M5	32,502,000	1 M LIBOR	4.67	38-101	4.55%	TBD	7/25/2036	A3/A-/A-
M6	32,502,000	1 M LIBOR	4.58	38-97	3.25%	TBD	7/25/2036	Baa1/BBB+/BBB+
M7	20,002,000	1 M LIBOR	4.44	37-86	2.45%	TBD	7/25/2036	Baa2/BBB/BBB
M8	18,751,000	1 M LIBOR	4.24	37-76	1.70%	TBD	7/25/2036	Baa3/BBB-/BBB-
B1	12,501,000	1 M LIBOR	3.95	37-64	1.20%	TBD	7/25/2036	Ba1/BB+/BB+
B2	17,501,000	1 M LIBOR	3.33	37-53	0.50%	TBD	7/25/2036	Ba2/BB/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch)
A1(4)	757,259,000	1 M LIBOR	2.30	1-173	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A2(5)	404,458,000	1 M LIBOR	2.30	1-173	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A3(6)	617,151,000	1 M LIBOR	1.02	1-28	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A4(6)	194,826,000	1 M LIBOR	3.57	28-68	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
A5(6)	92,711,000	1 M LIBOR	8.27	68-174	17.35%	TBD	7/25/2036	Aaa/AAA/AAA
M1	161,263,000	1 M LIBOR	4.00	40-72	10.90%	TBD	7/25/2036	Aa2/AA/AA
M2	48,753,000	1 M LIBOR	8.26	72-140	8.95%	TBD	7/25/2036	Aa3/AA-/AA-
M3	40,003,000	1 M LIBOR	4.82	39-119	7.35%	TBD	7/25/2036	A1/A+/A+
M4	37,503,000	1 M LIBOR	4.76	39-112	5.85%	TBD	7/25/2036	A2/A/A
M5	32,502,000	1 M LIBOR	4.68	38-105	4.55%	TBD	7/25/2036	A3/A-/A-
M6	32,502,000	1 M LIBOR	4.58	38-97	3.25%	TBD	7/25/2036	Baa1/BBB+/BBB+
M7	20,002,000	1 M LIBOR	4.44	37-86	2.45%	TBD	7/25/2036	Baa2/BBB/BBB
M8	18,751,000	1 M LIBOR	4.24	37-76	1.70%	TBD	7/25/2036	Baa3/BBB-/BBB-
B1	12,501,000	1 M LIBOR	3.95	37-64	1.20%	TBD	7/25/2036	Ba1/BB+/BB+
B2	17,501,000	1 M LIBOR	3.33	37-53	0.50%	TBD	7/25/2036	Ba2/BB/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR. Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 0.50%.
(4)	The Class A1 Certificates are the Senior Certificates of Group 1.
(5)	The Class A2 Certificates are the Senior Certificates of Group 2.
(6)	The Class A3, A4 and A5 Certificates are the Senior Certificates of Group 3.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated June 2, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7 and M8 Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated June 2, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the business day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1, Group 2 and Group 3 in proportion to the aggregate collateral balance of each group and then from the unrelated groups, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)	To pay concurrently, to the Senior Certificates:

(a)	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

(b)	All principal from Group 2 will be paid to the Class A2 Certificates, until reduced to zero;

(c)	All principal from Group 3 will be paid to the Class A3, Class A4 and Class A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to any group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated groups, pro rata based on the aggregate principal balance of the Senior Certificates related to each group, to be paid as described above, until all the Senior Certificates have been reduced to zero; and

3)	To the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, until reduced to zero.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to any group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated groups, pro rata based on the aggregate principal balance of the Senior Cerificates related to each group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate; and

3)	All remaining principal will be allocated as follows:

(a)	To the Class M1 and M2 Certificates, sequentially and in that order, until the Credit Enhancement behind each such class is equal to two times the Class M2 initial credit enhancement percentage;

(b)
To the Class M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, until the Credit Enhancement behind each such class is equal to two times the related initial credit enhancement percentage.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date in which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 34.70% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The Interest Rates for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on June 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

(1)	To pay fees: Servicing Fee and any applicable Mortgage Insurance Fee;

(2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement, to be paid from any of the Group 1, Group 2 and Group 3 Interest in an amount proportionate to the aggregate collateral balance of the related group;

(3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement, in an amount proportionate to the aggregate collateral balance of the unrelated groups, to the extent not paid above;

(4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from Group 1 Interest;

(5)	To pay Current Interest and Carryforward Interest to the Class A2 Certificates from Group 2 Interest;

(6)	To pay Current Interest and Carryforward Interest to the Class A3, Class A4 and Class A5 Certificates from Group 3 Interest, on a pro rata basis, based on interest entitlements of each such class;

(7)	Concurrently, to pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated groups, on a pro rata basis, to the extent not paid above;

(8)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order;

(9)	To pay the Credit Risk Manager Fee;

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

(10)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

(11)
Any interest remaining after the application of (1) through (10) above will be deemed excess interest for such Distribution Date and will be distributed as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;

(12)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any Deferred Amounts;

(13)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

(14)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(15)	To pay remaining amounts to the holder of the Class X Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	31	430,532,000	5.51
2	2,411,681,000	5.44	32	402,530,000	5.52
3	2,337,676,000	5.52	33	379,779,000	5.53
4	2,266,170,000	5.53	34	361,027,000	5.53
5	2,196,915,000	5.54	35	343,276,000	5.54
6	2,129,410,000	5.56	36	326,525,000	5.55
7	2,064,405,000	5.57	37	310,523,000	5.55
8	2,001,150,000	5.54	38	295,272,000	5.56
9	1,939,646,000	5.53	39	280,771,000	5.57
10	1,880,391,000	5.52	40	267,020,000	5.57
11	1,822,637,000	5.51	41	253,769,000	5.58
12	1,766,883,000	5.49	42	241,518,000	5.59
13	1,700,128,000	5.48	43	229,517,000	5.60
14	1,633,873,000	5.48	44	218,266,000	5.60
15	1,568,118,000	5.47	45	207,516,000	5.61
16	1,503,113,000	5.47	46	197,265,000	5.62
17	1,438,608,000	5.47	47	187,764,000	5.63
18	1,375,353,000	5.47	48	178,513,000	5.64
19	1,312,849,000	5.48	49	169,763,000	5.66
20	1,251,594,000	5.46	50	161,262,000	5.67
21	1,191,340,000	5.46	51	153,512,000	5.68
22	1,132,335,000	5.47	52	146,011,000	5.69
23	1,074,831,000	5.47	53	138,760,000	5.69
24	1,018,827,000	5.47	54	132,010,000	5.70
25	825,312,000	5.47	55	125,509,000	5.70
26	721,304,000	5.48	56	119,259,000	5.71
27	630,547,000	5.49	57	113,509,000	5.71
28	561,542,000	5.49	58	107,758,000	5.71
29	507,538,000	5.50	59	102,508,000	5.71
30	464,785,000	5.51	60	97,507,000	5.72

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement
An Interest Rate Cap Agreement will be purchased by the Trust. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.00%. It will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap the Trust intends to purchase.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	302,773,000
2	0	32	301,273,000
3	0	33	296,272,000
4	0	34	289,022,000
5	0	35	281,771,000
6	0	36	274,521,000
7	0	37	267,270,000
8	0	38	260,270,000
9	0	39	253,269,000
10	0	40	246,269,000
11	0	41	239,518,000
12	3,000,000	42	232,767,000
13	21,002,000	43	226,267,000
14	39,003,000	44	219,767,000
15	56,754,000	45	213,266,000
16	74,756,000	46	207,016,000
17	92,757,000	47	201,015,000
18	110,758,000	48	195,015,000
19	128,760,000	49	189,014,000
20	146,761,000	50	183,264,000
21	164,762,000	51	177,513,000
22	182,764,000	52	172,013,000
23	200,765,000	53	166,513,000
24	218,766,000	54	161,262,000
25	236,768,000	55	156,012,000
26	254,769,000	56	150,761,000
27	267,270,000	57	145,761,000
28	275,271,000	58	141,011,000
29	291,772,000	59	136,260,000
30	300,273,000	60	131,510,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for each Class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

“Current Interest” for any Class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment due to the Swap Counterparty, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

The “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for the three groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any two groups have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the Servicing Fee Rate and, in the case of an Insured Mortgage Loan, the Mortgage Insurance Fee Rate.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The majority of the Mortgage Loans were originated by BNC (44.76%) and New Century (38.21%) and as of the Closing Date are serviced by Option One (44.60%), Wells Fargo (41.05%), Ocwen (7.78%), HomEq (5.52%), Aurora Loan Services (0.96%) and JPMorgan Chase (0.10%).

On or about July 1, 2006, approximately 0.03% and 0.01% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo and JPMorgan Chase, respectively. On or about August 1, 2006, approximately 42.99% and 17.94% of the Mortgage Loans serviced by Option One will transfer to JPMorgan Chase and Aurora Loan Sevices, respectively. On or about August 1, 2006, approximately 39.03% of the Mortgage Loans serviced by Option One will transfer to JPMorgan Chase or Wells Fargo or HomEq.

Mortgage Insurance

Approximately 79.92% of the first lien Mortgage Loans with over 80% Loan-to-Value (“LTV”) will be covered by a loan level primary mortgage insurance policy provided by Mortgage Guaranty Insurance Corporation (AA/Aa2), Republic Mortgage Insurance Company (AA/Aa3/AA) and PMI Mortgage Insurance Co. (AA/Aa2/AA+) (S&P/Moody’s/Fitch). This coverage will generally reduce the LTV of the insured loans to 60%. Approximately 0.09% of the first lien Mortgage Loans with over 80% LTV will be covered by existing borrower-paid primary mortgage insurance policies.

Credit Risk Manager

The Clayton Fixed Income Services Inc. (“CFISI”), formerly known as The Murrayhill Company, will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicers’ claim process for loans with mortgage insurance to ensure insurance claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicers.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class of LIBOR Certificates, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the stated rate (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X and Class R Certificates are entitled to any distributions.

The “Unpaid Basis Risk Shortfall” for any Class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Class M Certificates and each Class of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Sevices LLC, on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 5% of the Cut-off Date loan principal balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each Class of Class B Certificates will be senior to all other Classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (Overcollateralization or “OC”). Excess interest will be used to maintain the OC Target.

The “OC Target” will not step down. The OC Target with respect to any Distribution Date is equal to the initial OC, or approximately 0.50% of the Cut-off Date collateral balance.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [43.20]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

July 2008 to June 2009	[1.20]% for the first month, plus an additional 1/12th of [1.45]% for each month thereafter

July 2009 to June 2010	[2.65]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter

July 2010 to June 2011	[4.00]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter

July 2011 to June 2012	[4.75]% for the first month, plus an additional 1/12th of [0.50]% for each month thereafter

July 2012 and thereafter	[5.25]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Anish Kumar	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Caroline Yao	(212) 526-6527
	Emma Kuzmina	(212) 526-0524

Rating Agency Contacts

S&P	Sai Uppuluri	(212) 438-3018
Moody’s	Wioletta Frankowicz	(212) 553-1019
Fitch	Lori Samuels	(212) 908-0264

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuer:	Structured Asset Investment Loan Trust, Series 2006-4

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Lead Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in July 2006.

Statistical Calculation Date:
Approximately 50.08% of the Mortgage Loans are as of May 1, 2006.
Approximately 0.68% of the Mortgage Loans are as of May 10, 2006.
Approximately 3.70% of the Mortgage Loans are as of May 12, 2006.
Approximately 45.54% of the Mortgage Loans are as of May 17, 2006.

Cut-Off Date:	June 1, 2006

Pricing Date:	Week of June 19, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Delay Days:	0 day delay

Dated Date:	June 25, 2006

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.011% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided however, sales to European Investors will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both the interest rate cap agreement and interest rate swap agreement are terminated, ERISA eligibility is subject to certain investor-based qualifications.

Tax Status:	REMIC for Federal income tax purposes.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.59	2.79	2.22	1.77	1.38
Window (mos)	1-157	1-124	1-101	1-84	1-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Class A2
Avg. Life (yrs)	3.59	2.79	2.22	1.77	1.38
Window (mos)	1-157	1-124	1-101	1-84	1-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Class A3
Avg. Life (yrs)	1.62	1.26	1.02	0.85	0.72
Window (mos)	1-49	1-35	1-28	1-23	1-20
Expected Final Mat.	6/25/2010	4/25/2009	9/25/2008	4/25/2008	1/25/2008

Class A4
Avg. Life (yrs)	6.06	4.70	3.57	2.60	2.10
Window (mos)	49-108	35-84	28-68	23-57	20-32
Expected Final Mat.	5/25/2015	5/25/2013	1/25/2012	2/25/2011	1/25/2009

Class A5
Avg. Life (yrs)	11.61	9.13	7.42	6.17	4.26
Window (mos)	108-157	84-124	68-101	57-84	32-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Class M1
Avg. Life (yrs)	5.51	4.45	4.00	3.98	4.33
Window (mos)	37-113	38-89	40-72	42-60	45-62
Expected Final Mat.	10/25/2015	10/25/2013	5/25/2012	5/25/2011	7/25/2011

Class M2
Avg. Life (yrs)	11.87	9.34	7.59	6.31	5.59
Window (mos)	113-157	89-124	72-101	60-84	62-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Class M3
Avg. Life (yrs)	6.99	5.55	4.73	4.26	4.04
Window (mos)	37-157	38-124	39-101	41-84	43-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Class M4
Avg. Life (yrs)	6.99	5.55	4.70	4.21	3.94
Window (mos)	37-157	38-124	39-101	40-84	41-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.98	5.54	4.67	4.16	3.86
Window (mos)	37-157	37-124	38-101	39-84	40-71
Expected Final Mat.	6/25/2019	9/25/2016	10/25/2014	5/25/2013	4/25/2012

Class M6
Avg. Life (yrs)	6.86	5.43	4.58	4.06	3.75
Window (mos)	37-151	37-119	38-97	38-80	39-68
Expected Final Mat.	12/25/2018	4/25/2016	6/25/2014	1/25/2013	1/25/2012

Class M7
Avg. Life (yrs)	6.66	5.27	4.44	3.93	3.61
Window (mos)	37-134	37-105	37-86	38-71	38-60
Expected Final Mat.	7/25/2017	2/25/2015	7/25/2013	4/25/2012	5/25/2011

Class M8
Avg. Life (yrs)	6.37	5.04	4.24	3.76	3.46
Window (mos)	37-120	37-94	37-76	37-63	38-54
Expected Final Mat.	5/25/2016	3/25/2014	9/25/2012	8/25/2011	11/25/2010

Class B1
Avg. Life (yrs)	5.92	4.69	3.95	3.49	3.22
Window (mos)	37-101	37-79	37-64	37-53	37-45
Expected Final Mat.	10/25/2014	12/25/2012	9/25/2011	10/25/2010	2/25/2010

Class B2
Avg. Life (yrs)	4.72	3.79	3.33	3.12	3.07
Window (mos)	37-83	37-65	37-53	37-44	37-37
Expected Final Mat.	4/25/2013	10/25/2011	10/25/2010	1/25/2010	6/25/2009

Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.71	2.89	2.30	1.84	1.44
Window (mos)	1-263	1-210	1-173	1-145	1-122
Expected Final Mat.	4/25/2028	11/25/2023	10/25/2020	6/25/2018	7/25/2016

Class A2
Avg. Life (yrs)	3.71	2.90	2.30	1.84	1.44
Window (mos)	1-262	1-211	1-173	1-145	1-123
Expected Final Mat.	3/25/2028	12/25/2023	10/25/2020	6/25/2018	8/25/2016

Class A3
Avg. Life (yrs)	1.62	1.26	1.02	0.85	0.72
Window (mos)	1-49	1-35	1-28	1-23	1-20
Expected Final Mat.	6/25/2010	4/25/2009	9/25/2008	4/25/2008	1/25/2008

Class A4
Avg. Life (yrs)	6.06	4.70	3.57	2.60	2.10
Window (mos)	49-108	35-84	28-68	23-57	20-32
Expected Final Mat.	5/25/2015	5/25/2013	1/25/2012	2/25/2011	1/25/2009

Class A5
Avg. Life (yrs)	12.90	10.17	8.27	6.88	4.87
Window (mos)	108-264	84-212	68-174	57-146	32-123
Expected Final Mat.	5/25/2028	1/25/2024	11/25/2020	7/25/2018	8/25/2016

Class M1
Avg. Life (yrs)	5.51	4.45	4.00	3.98	4.33
Window (mos)	37-113	38-89	40-72	42-60	45-62
Expected Final Mat.	10/25/2015	10/25/2013	5/25/2012	5/25/2011	7/25/2011

Class M2
Avg. Life (yrs)	12.88	10.16	8.26	6.87	6.06
Window (mos)	113-216	89-172	72-140	60-117	62-99
Expected Final Mat.	5/25/2024	9/25/2020	1/25/2018	2/25/2016	8/25/2014

Class M3
Avg. Life (yrs)	7.14	5.67	4.82	4.34	4.11
Window (mos)	37-184	38-146	39-119	41-99	43-84
Expected Final Mat.	9/25/2021	7/25/2018	4/25/2016	8/25/2014	5/25/2013

Class M4
Avg. Life (yrs)	7.08	5.62	4.76	4.25	3.98
Window (mos)	37-175	38-138	39-112	40-93	41-79
Expected Final Mat.	12/25/2020	11/25/2017	9/25/2015	2/25/2014	12/25/2012

Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.00	5.55	4.68	4.16	3.87
Window (mos)	37-164	37-129	38-105	39-87	40-74
Expected Final Mat.	1/25/2020	2/25/2017	2/25/2015	8/25/2013	7/25/2012

Class M6
Avg. Life (yrs)	6.86	5.43	4.58	4.06	3.75
Window (mos)	37-151	37-119	38-97	38-80	39-68
Expected Final Mat.	12/25/2018	4/25/2016	6/25/2014	1/25/2013	1/25/2012

Class M7
Avg. Life (yrs)	6.66	5.27	4.44	3.93	3.61
Window (mos)	37-134	37-105	37-86	38-71	38-60
Expected Final Mat.	7/25/2017	2/25/2015	7/25/2013	4/25/2012	5/25/2011

Class M8
Avg. Life (yrs)	6.37	5.04	4.24	3.76	3.46
Window (mos)	37-120	37-94	37-76	37-63	38-54
Expected Final Mat.	5/25/2016	3/25/2014	9/25/2012	8/25/2011	11/25/2010

Class B1
Avg. Life (yrs)	5.92	4.69	3.95	3.49	3.22
Window (mos)	37-101	37-79	37-64	37-53	37-45
Expected Final Mat.	10/25/2014	12/25/2012	9/25/2011	10/25/2010	2/25/2010

Class B2
Avg. Life (yrs)	4.72	3.79	3.33	3.12	3.07
Window (mos)	37-83	37-65	37-53	37-44	37-37
Expected Final Mat.	4/25/2013	10/25/2011	10/25/2010	1/25/2010	6/25/2009

Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1)(2)(3)(4)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Group Collateral Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Group 3 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Group 3 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.20382	7.09471	7.25585	7.20525	35	20.30791	20.61400	20.37997	20.39937
2	21.91767	21.80489	21.97139	21.91912	36	20.98525	21.20558	21.22778	21.13456
3	21.11885	21.00968	21.17174	21.12064	37	20.21757	20.43082	20.45214	20.36200
4	21.09587	20.98667	21.14896	21.09774	38	20.81706	21.01719	21.03905	20.95342
5	21.77581	21.66294	21.83062	21.77771	39	20.05309	20.24881	20.26815	20.18555
6	21.03896	20.92970	21.09196	21.04078	40	19.96361	20.25413	20.22710	20.13583
7	21.71764	21.60471	21.77236	21.71949	41	21.40312	21.75404	21.50208	21.51513
8	21.03189	20.92258	21.08480	21.03366	42	20.70742	20.96460	20.97662	20.87560
9	21.02626	20.91692	21.08008	21.02842	43	21.30327	21.56902	21.58124	21.47696
10	23.27581	23.15472	23.33561	23.27829	44	20.54905	20.78667	20.79830	20.70466
11	21.01805	20.90865	21.07202	21.02026	45	20.45641	20.69538	20.70548	20.61219
12	21.74832	21.63524	21.80404	21.75058	46	22.54842	22.91788	22.87770	22.76484
13	21.08154	20.97208	21.13541	21.08370	47	20.97268	21.04966	21.03648	21.01567
14	21.80289	21.68975	21.85851	21.80510	48	21.65826	21.66013	21.83366	21.73537
15	21.11723	21.00771	21.17306	21.12024	49	20.86743	20.86918	21.03693	20.94193
16	21.12183	21.01228	21.17786	21.12492	50	21.48986	21.47141	21.64456	21.55392
17	21.82222	21.71128	21.88007	21.82583	51	20.71204	20.69414	20.86151	20.77392
18	21.11325	21.00585	21.16918	21.11672	52	20.62762	20.68814	20.82024	20.72373
19	21.79657	21.68556	21.85432	21.80013	53	21.23721	21.33265	21.45161	21.34968
20	21.09851	20.99105	21.15435	21.10192	54	20.47640	20.56168	20.67661	20.58067
21	21.08262	20.97716	21.13957	21.08691	55	21.07061	21.15869	21.27724	21.17823
22	22.51004	22.39727	22.57104	22.51467	56	20.31633	20.38289	20.50396	20.41142
23	22.58799	22.86688	22.29515	22.51437	57	20.25023	20.30381	20.42237	20.33600
24	23.51347	23.61638	23.67987	23.60646	58	22.32467	22.38396	22.52137	22.42229
25	21.13541	21.23506	21.29639	21.22539	59	20.09147	20.14918	20.26854	20.18019
26	21.14941	21.25244	21.31569	21.24237	60	20.67631	20.73181	20.85351	20.76465
27	19.84620	19.94798	20.00755	19.93676	61	12.63999	12.69375	12.81126	12.72539
28	19.40341	19.50524	19.56470	19.49395	62	13.06667	13.11782	13.24506	13.15466
29	20.71872	20.83869	20.69739	20.73286	63	12.65869	12.69790	12.81845	12.73619
30	19.97098	20.01201	20.13038	20.04880	64	12.65955	12.69882	12.82345	12.73887
31	20.50104	20.54352	20.66567	20.58143	65	13.08244	13.12988	13.25158	13.16564
32	19.74923	19.76229	19.88035	19.80919	66	12.66130	12.70806	12.82513	12.74204
33	19.64198	19.65715	19.77353	19.70254	67	13.08425	13.13263	13.25332	13.16759
34	21.64552	21.87664	21.89359	21.79937	68	12.66739	12.70994	12.83236	12.74778

(1)	Based on one-month LIBOR and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.
(4)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1)(2)(3)(4) (continued)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Group Collateral Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Group 3 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
69	12.68091	12.71321	12.83304	12.75368
70	13.55640	13.59100	13.72345	13.63612
71	12.68270	12.72170	12.83875	12.75847
72	13.10639	13.14757	13.26778	13.18491
73	12.68451	12.72443	12.84048	12.76041
74	13.11275	13.14958	13.27533	13.19091
75	12.70329	12.72870	12.84780	12.77132
76	12.70422	12.72969	12.85284	12.77404
77	13.12865	13.16149	13.28201	13.20198
78	12.70609	12.73872	12.85463	12.77726
79	13.13060	13.16438	13.28387	13.20404
80	12.71087	12.74073	12.85935	12.78145
81	12.72067	12.74350	12.86009	12.78591
82	14.08466	14.11001	14.24223	14.15829
83	12.72260	12.74918	12.86470	12.78971
84	13.14769	13.17522	13.29430	13.21694
85	12.72455	12.75125	12.86620	12.79147
86	13.14972	13.17737	13.29586	13.21876
87	12.72653	12.75334	12.86773	12.79324
88	12.72753	12.75440	12.86850	12.79414
89	13.15282	13.18064	13.29826	13.22154
90	12.72955	12.75653	12.87006	12.79595
91	13.15492	13.18286	13.29988	13.22342
92	12.73159	12.75868	12.87164	12.79778
93	12.73262	12.75977	12.87244	12.79870
94	14.09798	14.12810	14.25251	14.17101
95	12.73470	12.76196	12.87404	12.80056
96	13.16028	13.18850	13.30402	13.22821
97	12.73681	12.76418	12.87567	12.80244
98	13.16247	13.19081	13.30571	13.23017
99	12.73894	12.76642	12.87732	12.80435
100	12.74002	12.76755	12.87815	12.80531
101	13.16581	13.19431	13.30829	13.23315

(1)	Based on one-month LIBOR and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.
(4)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1)(2)(3)(4)(5)

Period	Excess Spread	Period	Excess Spread
1	1.85%	31	4.07%
2	1.80%	32	3.89%
3	1.53%	33	3.88%
4	1.51%	34	4.52%
5	1.69%	35	4.01%
6	1.48%	36	4.21%
7	1.66%	37	4.01%
8	1.49%	38	4.26%
9	1.50%	39	4.09%
10	2.08%	40	4.11%
11	1.51%	41	4.34%
12	1.72%	42	4.16%
13	1.54%	43	4.35%
14	1.73%	44	4.17%
15	1.55%	45	4.17%
16	1.55%	46	4.74%
17	1.74%	47	4.20%
18	1.54%	48	4.39%
19	1.72%	49	4.20%
20	1.55%	50	4.39%
21	1.55%	51	4.20%
22	1.92%	52	4.20%
23	3.05%	53	4.41%
24	3.60%	54	4.23%
25	3.43%	55	4.42%
26	3.63%	56	4.24%
27	3.44%	57	4.25%
28	3.44%	58	4.82%
29	3.98%	59	4.28%
30	3.88%	60	4.47%

(1)	Based on gradually increasing one-month LIBOR and six-month LIBOR.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.
(4)	Does not include swap payments to the Trust, reflects swap payments made by the Trust.
(5)	Does not include cap payments to the Trust.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SAIL 2006-4 Collateral Summary - Aggregate

Total Number of Loans	12,789	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$2,500,187,875	No	65.4%
Average Loan Principal Balance	$195,495	Yes	34.6%
Fixed Rate	17.1%
Adjustable Rate	82.9%	Primary Mortgage Insurance Coverage
Prepayment Premium	67.7%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.4%	No	20.0%
Weighted Average Margin	6.1%	Yes	80.0%
Weighted Average Initial Periodic Cap	2.5%
Weighted Average Periodic Cap	1.2%	Lien Position
Weighted Average Maximum Rate	15.2%	First	95.8%
Weighted Average Floor	8.3%	Second	4.2%
Weighted Average Original Term (mo.)	353
Weighted Average Remaining Term (mo.)	352	Loan Purpose
Weighted Average Loan Age (mo.)	2	Cash Out Refinance	54.2%
Weighted Average Combined LTV	82.1%	Purchase	40.0%
Weighted Average Effective Combined LTV	71.7%	Rate/Term Refinance	5.8%
Weighted Average Full Combined LTV	86.9%	Debt Consolidation	0.0%
% of Loans with Junior Liens	25.5%
Non-Zero Weighted Average FICO	621	Geographic Distribution
Non-Zero Weighted Average DTI	42.0%	(Other states account individually for less than
% IO Loans	19.0%	3% of the Cut-off Date principal balance)
		CA	34.2%
Product Type		FL	9.7%
2 Year Hybrid (Non-Balloon)	42.9%	NY	5.9%
2 Year Hybrid (Balloon)	33.2%	IL	5.3%
Fixed Rate (Non-Balloon)	12.1%	NJ	4.6%
Fixed Rate (Balloon)	5.0%	AZ	4.5%
3 Year Hybrid (Non-Balloon)	4.6%	MD	3.2%
3 Year Hybrid (Balloon)	1.1%	TX	3.1%
Other	1.0%
		Occupancy Status
Amortization Type		Primary Home	87.5%
Fully Amortizing	41.6%	Investment	9.6%
Balloon	39.4%	Second Home	2.9%
Interest Only	19.0%
Documentation Type
Full	51.0%
Stated	46.9%
Limited	2.0%
No Documentation	0.0%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	3,683	$651,747,988.96	26.07%	8.715%	100.00%	613	82.66%	48.37%	39.33%
Fixed Rate - 30 Year	2,033	264,562,678.97	10.58	8.088	0.00	631	79.27	70.21	28.63
3/27 ARM (LIBOR)	512	86,819,601.92	3.47	8.468	100.00	606	80.90	57.32	24.66
5/25 ARM (LIBOR)	87	14,622,490.11	0.58	8.045	100.00	637	80.11	57.20	43.32
Fixed Rate - 15 Year	125	10,709,793.85	0.43	8.222	0.00	631	73.38	63.51	18.33
Fixed Rate - 20 Year	81	8,459,306.35	0.34	7.798	0.00	637	73.07	70.58	23.94
Fixed Rate - 25 Year	10	713,518.47	0.03	8.014	0.00	625	75.93	80.96	19.21
2/38 ARM (LIBOR)	2	551,941.00	0.02	8.672	100.00	512	85.29	25.34	0.00
Fixed Rate - 10 Year	6	449,454.17	0.02	7.685	0.00	642	72.35	53.37	0.00
6 Month ARM (LIBOR)	3	273,636.64	0.01	7.645	100.00	688	79.49	0.00	37.51
Fixed Rate - 40 Year	1	197,593.80	0.01	7.990	0.00	623	90.00	100.00	100.00
Subtotal (Fully Amortizing):	6,543	$1,039,108,004.24	41.56%	8.512%	72.56%	617	81.43%	55.15%	35.05%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	3,161	$830,690,965.60	33.23%	8.339%	100.00%	607	81.71%	49.81%	38.98%
Fixed Rate - 15/30 Year Balloon	1,151	76,419,974.97	3.06	11.310	0.00	660	99.76	36.39	0.00
Fixed Rate - 30/40 Year Balloon	215	49,421,007.56	1.98	7.821	0.00	622	79.32	62.33	41.83
3/27 ARM (LIBOR) - 30/40 Year Balloon	133	28,695,199.32	1.15	8.208	100.00	612	82.07	58.43	41.54
Subtotal (Balloon):	4,660	$985,227,147.45	39.41%	8.540%	87.23%	612	83.00%	49.65%	36.17%

Interest-Only Loans:
2/28 ARM (LIBOR)	1,393	$421,184,903.32	16.85%	7.859%	100.00%	646	82.02%	42.42%	29.60%
3/27 ARM (LIBOR)	95	28,009,432.82	1.12	7.532	100.00	654	81.43	60.01	29.04
Fixed Rate - 30 Year	66	16,550,538.38	0.66	7.442	0.00	637	80.65	69.17	52.49
5/25 ARM (LIBOR)	25	8,920,245.00	0.36	7.422	100.00	657	79.87	71.10	30.43
6 Month ARM (LIBOR)	6	1,065,255.59	0.04	7.428	100.00	638	84.13	57.21	67.18
Fixed Rate - 40 Year	1	122,349.01	0.00	9.990	0.00	571	90.00	0.00	100.00
Subtotal (IO Loans):	1,586	$475,852,724.12	19.03%	7.816%	96.50%	646	81.90%	44.95%	30.48%

Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

*If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics -Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	3	$835,120.00	0.18%	6.631%	100.00%	562	84.27%	100.00%	46.46%
60	1,552	465,445,358.62	97.81	7.826	96.42	647	81.89	44.29	30.30
84	22	7,808,245.00	1.64	7.460	100.00	652	81.60	76.15	34.76
120	9	1,764,000.50	0.37	7.523	100.00	616	84.60	55.57	52.05
Total:	1,586	$475,852,724.12	100.00%	7.816%	96.50%	646	81.90%	44.95%	30.48%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	7,469	$1,094,446,371.57	43.77%	8.716%	68.84%	620	82.86%	53.63%	32.89%
40 Year Amortization	3,512	909,556,707.28	36.38	8.307	94.54	607	81.59	50.76	39.20
Interest Only	1,586	475,852,724.12	19.03	7.816	96.50	646	81.90	44.95	30.48
15 Year Amortization	125	10,709,793.85	0.43	8.222	0.00	631	73.38	63.51	18.33
20 Year Amortization	81	8,459,306.35	0.34	7.798	0.00	637	73.07	70.58	23.94
25 Year Amortization	10	713,518.47	0.03	8.014	0.00	625	75.93	80.96	19.21
10 Year Amortization	6	449,454.17	0.02	7.685	0.00	642	72.35	53.37	0.00
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics -Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	1,068	$37,911,885.39	1.52%	10.807%	18.59%	638	93.03%	60.01%	6.15%
50,000.01 - 100,000.00	2,684	200,244,625.01	8.01	9.463	51.65	622	84.93	61.63	16.83
100,000.01 - 150,000.00	2,220	274,894,997.35	10.99	8.739	71.47	616	81.13	59.43	23.66
150,000.01 - 200,000.00	1,727	302,949,975.17	12.12	8.366	83.91	613	79.85	57.59	29.80
200,000.01 - 250,000.00	1,366	307,218,344.18	12.29	8.312	88.18	615	80.32	53.25	35.80
250,000.01 - 300,000.00	1,141	313,044,084.83	12.52	8.094	88.40	616	80.60	50.29	34.54
300,000.01 - 350,000.00	828	268,021,272.40	10.72	8.222	89.75	619	82.95	44.83	43.78
350,000.01 - 400,000.00	635	237,498,986.45	9.50	8.096	89.94	625	82.40	40.98	39.03
400,000.01 - 450,000.00	397	168,943,942.25	6.76	8.099	91.44	627	83.03	40.54	43.80
450,000.01 - 500,000.00	327	156,271,755.19	6.25	8.081	89.84	628	82.22	41.60	36.73
500,000.01 - 550,000.00	167	87,706,130.51	3.51	8.121	94.66	633	85.87	46.66	56.95
550,000.01 - 600,000.00	106	60,984,038.19	2.44	8.129	94.26	628	84.32	47.26	47.95
600,000.01 - 650,000.00	52	32,560,371.46	1.30	8.048	84.56	637	84.26	51.90	50.19
650,000.01 >=	71	51,937,467.43	2.08	8.101	89.94	639	83.39	64.40	36.98
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	11,034	$2,394,044,013.44	95.75%	8.265%	86.57%	619	81.36%	51.38%	36.16%
2nd Lien	1,755	106,143,862.37	4.25	11.217	0.00	659	99.73	43.32	0.00
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	6,195	$1,354,855,416.66	54.19%	8.188%	81.80%	604	79.38%	54.64%	38.05%
Purchase	5,821	1,000,940,526.87	40.03	8.713	85.42	645	85.94	42.70	30.25
Rate/Term Refinance	770	143,955,360.78	5.76	8.049	75.64	610	81.70	75.03	32.95
Debt Consolidation	3	436,571.50	0.02	8.952	100.00	533	85.19	100.00	0.00
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	10,915	$2,187,765,399.19	87.50%	8.288%	81.80%	616	81.66%	52.14%	31.98%
Investment	1,449	240,606,337.02	9.62	9.191	92.50	650	85.90	48.22	61.75
Second Home	425	71,816,139.60	2.87	8.815	84.27	662	84.09	26.98	24.25
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	1,282	$87,579,222.99	3.50%	10.914%	0.00%	657	96.39%	39.80%	2.24%
181 - 240	81	8,459,306.35	0.34	7.798	0.00	637	73.07	70.58	23.94
241 - 360	11,422	2,403,277,462.66	96.12	8.300	86.22	619	81.65	51.39	35.84
361 - 480	4	871,883.81	0.03	8.702	63.30	545	87.02	38.71	36.70
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	1,282	$87,579,222.99	3.50%	10.914%	0.00%	657	96.39%	39.80%	2.24%
181 - 240	81	8,459,306.35	0.34	7.798	0.00	637	73.07	70.58	23.94
241 - 360	11,422	2,403,277,462.66	96.12	8.300	86.22	619	81.65	51.39	35.84
361 - 480	4	871,883.81	0.03	8.702	63.30	545	87.02	38.71	36.70
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	2,982	$855,785,767.05	34.23%	8.029%	83.95%	625	80.60%	46.37%	32.02%
FL	1,412	243,386,802.41	9.73	8.548	82.30	617	80.78	49.06	33.02
NY	498	148,688,586.11	5.95	8.465	83.51	630	83.30	35.54	48.44
IL	747	132,543,855.21	5.30	8.770	89.71	618	84.63	55.72	38.72
NJ	451	114,354,339.06	4.57	8.559	85.50	621	83.15	51.15	53.06
AZ	644	112,670,077.36	4.51	8.419	86.92	619	81.59	51.69	28.66
MD	373	80,829,989.57	3.23	8.406	86.32	606	80.63	60.10	38.12
TX	768	76,771,551.92	3.07	8.464	53.55	613	81.71	65.27	19.16
NV	303	63,554,971.74	2.54	8.386	88.44	631	82.76	45.05	28.75
MA	209	51,296,145.83	2.05	8.548	83.56	620	83.12	48.53	48.66
Other	4,402	620,305,789.55	24.81	8.668	81.43	617	84.01	58.72	33.24
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	754	$125,812,893.98	5.03%	7.771%	69.51%	598	50.04%	54.47%	0.00%
60.01 to 70.00%	872	182,914,709.71	7.32	7.830	78.23	594	66.34	53.03	0.00
70.01 to 80.00%	4,572	1,003,323,644.05	40.13	7.966	87.63	629	78.88	47.73	0.00
80.01 to 85.00%
With MI:	1,156	281,504,585.19	11.26	8.411	86.32	598	84.51	48.80	100.00
Without MI:	347	51,532,810.98	2.06	9.052	94.05	556	84.73	67.41	0.00
85.01 to 90.00%
With MI:	1,465	359,602,076.16	14.38	8.589	87.95	628	89.70	43.73	100.00
Without MI:	534	91,886,672.56	3.68	9.006	96.13	584	89.77	58.68	0.00
90.01 to 95.00%
With MI:	727	173,728,146.95	6.95	8.592	88.26	648	94.74	74.99	100.00
Without MI:	288	53,160,089.61	2.13	8.996	96.74	604	94.67	68.75	0.00
95.01 to 100.00%
With MI:	198	50,833,673.95	2.03	9.366	85.60	665	99.89	45.70	100.00
Without MI:	121	19,744,710.30	0.79	9.463	93.38	620	99.85	62.97	0.00
Subtotal (First Lien):	11,034	$2,394,044,013.44	95.75%	8.265%	86.57%	619	81.36%	51.38%	36.16%

Second Lien Loans:
Less than 60.01%	2	$93,000.00	0.00%	9.879%	0.00%	654	54.69%	100.00%	0.00%
60.01 to 70.00%	1	30,000.00	0.00	11.350	0.00	649	66.80	100.00	0.00
70.01 to 80.00%	3	201,872.91	0.01	10.136	0.00	630	71.98	70.29	0.00
80.01 to 85.00%	1	30,240.78	0.00	11.250	0.00	623	84.74	100.00	0.00
85.01 to 90.00%	5	258,962.19	0.01	11.035	0.00	627	89.41	62.07	0.00
90.01 to 95.00%	46	2,568,657.40	0.10	11.080	0.00	658	94.97	40.37	0.00
95.01 to 100.00%	1,697	102,961,129.09	4.12	11.224	0.00	659	99.98	43.21	0.00
Subtotal (Second Lien):	1,755	$106,143,862.37	4.25%	11.217%	0.00%	659	99.73%	43.32%	0.00%

Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

*Includes the loan in the securitization and any senior liens.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	4,294	$990,542,792.03	39.62%	8.476%	85.07%	621	84.60%	52.12%	87.30%
60.01 to 70.00%	876	183,630,333.10	7.34	7.828	78.32	594	66.42	52.97	0.39
70.01 to 80.00%	4,574	1,003,546,604.86	40.14	7.966	87.64	629	78.89	47.73	0.02
80.01 to 85.00%	347	51,532,810.98	2.06	9.052	94.05	556	84.73	67.41	0.00
85.01 to 90.00%	534	91,886,672.56	3.68	9.006	96.13	584	89.77	58.68	0.00
90.01 to 95.00%	288	53,160,089.61	2.13	8.996	96.74	604	94.67	68.75	0.00
95.01 to 100.00%	121	19,744,710.30	0.79	9.463	93.38	620	99.85	62.97	0.00
Subtotal (First Lien):	11,034	$2,394,044,013.44	95.75%	8.265%	86.57%	619	81.36%	51.38%	36.16%

Second Lien Loans:
Less than 60.01%	2	$93,000.00	0.00%	9.879%	0.00%	654	54.69%	100.00%	0.00%
60.01 to 70.00%	1	30,000.00	0.00	11.350	0.00	649	66.80	100.00	0.00
70.01 to 80.00%	3	201,872.91	0.01	10.136	0.00	630	71.98	70.29	0.00
80.01 to 85.00%	1	30,240.78	0.00	11.250	0.00	623	84.74	100.00	0.00
85.01 to 90.00%	5	258,962.19	0.01	11.035	0.00	627	89.41	62.07	0.00
90.01 to 95.00%	46	2,568,657.40	0.10	11.080	0.00	658	94.97	40.37	0.00
95.01 to 100.00%	1,697	102,961,129.09	4.12	11.224	0.00	659	99.98	43.21	0.00
Subtotal (Second Lien):	1,755	$106,143,862.37	4.25%	11.217%	0.00%	659	99.73%	43.32%	0.00%

Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

*Combined LTV after taking mortgage insurance into account.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	748	$125,058,771.66	5.00%	7.765%	69.65%	598	50.03%	54.31%	0.00%
60.01 to 70.00%	858	178,574,889.07	7.14	7.827	77.95	594	66.28	53.18	0.00
70.01 to 80.00%	2,050	433,359,229.19	17.33	8.071	78.86	599	77.45	54.88	0.00
80.01 to 85.00%
With MI:	1,073	267,718,777.25	10.71	8.392	86.86	598	84.50	48.30	100.00
Without MI:	288	47,276,010.13	1.89	9.022	93.30	555	84.30	64.83	0.00
85.01 to 90.00%
With MI:	1,360	339,292,459.84	13.57	8.559	87.72	628	89.68	43.93	100.00
Without MI:	450	84,639,528.56	3.39	8.881	95.05	587	88.86	55.77	0.00
90.01 to 95.00%
With MI:	776	181,564,025.61	7.26	8.607	87.94	645	94.32	73.37	100.00
Without MI:	423	76,600,768.91	3.06	8.789	96.06	612	90.45	60.96	0.00
95.01 to 100.00%
With MI:	337	77,093,219.55	3.08	9.231	85.96	653	96.09	47.43	100.00
Without MI:	2,671	582,866,333.67	23.31	7.967	94.41	649	80.81	44.05	0.00
Subtotal (First Lien):	11,034	$2,394,044,013.44	95.75%	8.265%	86.57%	619	81.36%	51.38%	36.16%

Second Lien Loans:
Less than 60.01%	2	$93,000.00	0.00%	9.879%	0.00%	654	54.69%	100.00%	0.00%
60.01 to 70.00%	1	30,000.00	0.00	11.350	0.00	649	66.80	100.00	0.00
70.01 to 80.00%	3	201,872.91	0.01	10.136	0.00	630	71.98	70.29	0.00
80.01 to 85.00%	1	30,240.78	0.00	11.250	0.00	623	84.74	100.00	0.00
85.01 to 90.00%	5	258,962.19	0.01	11.035	0.00	627	89.41	62.07	0.00
90.01 to 95.00%	46	2,568,657.40	0.10	11.080	0.00	658	94.97	40.37	0.00
95.01 to 100.00%	1,697	102,961,129.09	4.12	11.224	0.00	659	99.98	43.21	0.00
Subtotal (Second Lien):	1,755	$106,143,862.37	4.25%	11.217%	0.00%	659	99.73%	43.32%	0.00%

Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

*Includes all liens on the mortgaged property.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
460 - 499	20	$3,039,280.98	0.12%	8.358%	71.70%	486	88.75%	53.02%	0.00%
500 - 520	495	89,481,009.57	3.58	9.150	92.13	510	75.84	74.23	14.44
521 - 540	638	122,506,822.18	4.90	8.856	91.84	531	75.94	72.20	24.99
541 - 560	836	164,815,729.56	6.59	8.722	90.34	552	79.11	63.75	35.17
561 - 580	998	205,026,207.67	8.20	8.547	88.93	571	80.25	61.43	35.66
581 - 600	1,380	280,515,074.71	11.22	8.399	86.91	591	82.07	56.20	42.10
601 - 620	1,727	340,450,816.90	13.62	8.303	82.86	611	83.22	57.32	38.41
621 - 640	2,293	434,728,712.07	17.39	8.282	79.65	630	82.50	45.32	30.67
641 - 660	1,688	325,813,576.57	13.03	8.198	78.30	650	83.39	41.85	33.81
661 - 680	1,051	214,036,501.54	8.56	8.151	79.97	670	83.86	43.33	37.50
681 - 700	679	129,138,293.27	5.17	8.260	75.38	689	84.87	37.01	40.33
701 - 720	399	77,793,739.64	3.11	8.279	76.27	710	84.42	32.11	31.94
721 - 740	266	49,627,782.87	1.98	8.403	77.89	730	85.60	31.81	36.77
741 - 760	166	32,434,516.39	1.30	8.408	79.39	749	85.52	25.86	32.81
761 - 780	115	23,021,706.05	0.92	8.355	80.48	769	85.17	36.11	39.71
781 >=	38	7,758,105.84	0.31	8.547	79.50	794	85.30	56.38	45.53
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	9,347	$1,769,745,593.14	70.78%	8.329%	81.83%	616	81.61%	52.74%	34.05%
PUD	1,481	311,831,622.37	12.47	8.366	84.05	623	82.51	50.92	29.15
2-4 Family	1,061	255,773,999.86	10.23	8.728	87.28	641	84.54	41.53	47.05
Condo	898	162,571,481.60	6.50	8.578	85.41	631	83.41	47.74	31.91
Condotel	1	193,000.00	0.01	8.100	100.00	697	56.76	0.00	0.00
Manufactured Housing	1	72,178.84	0.00	8.600	0.00	589	85.00	100.00	0.00
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$625,518,657.62	$109,032,380.82	$1,162,466,197.28	$7,158,563.16	$0.00	$0.00	$1,904,175,798.88
Fixed Rate	116,981,811.92	24,272,254.26	31,559,892.78	254,792,256.57	0.00	0.00	427,606,215.53
3 Year Hybrid	56,775,949.37	5,324,517.27	3,196,268.72	78,227,498.70	0.00	0.00	143,524,234.06
5 Year Hybrid	6,590,209.34	1,311,595.02	861,293.36	14,779,637.39	0.00	0.00	23,542,735.11
6 Month ARM	497,488.71	0.00	0.00	302,020.05	0.00	539,383.47	1,338,892.23
Total:	$806,364,116.96	$139,940,747.37	$1,198,083,652.14	$355,259,975.87	$0.00	$539,383.47	$2,500,187,875.81

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	32.85%	5.73%	61.05%	0.38%	0.00%	0.00%	76.16%
Fixed Rate	27.36	5.68	7.38	59.59	0.00	0.00	17.10
3 Year Hybrid	39.56	3.71	2.23	54.50	0.00	0.00	5.74
5 Year Hybrid	27.99	5.57	3.66	62.78	0.00	0.00	0.94
6 Month ARM	37.16	0.00	0.00	22.56	0.00	40.29	0.05
Total:	32.25%	5.60%	47.92%	14.21%	0.00%	0.02%	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	6,110	$1,300,402,932.03	52.01%	8.057%	80.42%	619	80.92%	53.12%	32.92%
None	4,202	806,364,116.96	32.25	8.860	85.49	625	83.80	47.05	38.93
6 Mo. Int. on Amount Prepaid > 20% UPB	405	100,388,369.58	4.02	8.299	88.31	628	81.59	39.25	24.97
2% of UPB	613	90,912,301.48	3.64	8.587	85.25	618	84.34	55.62	37.52
5% of UPB	340	51,219,481.67	2.05	8.778	89.94	615	81.70	50.86	32.18
Other	1,119	150,900,674.09	6.04	8.567	82.96	610	82.90	59.53	31.84
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	7,068	$1,276,122,990.64	51.04%	8.089%	78.87%	609	82.19%	100.00%	35.12%
Stated	5,511	1,172,846,355.99	46.91	8.728	87.34	634	82.05	0.00	34.34
Limited	208	50,909,097.50	2.04	8.186	81.31	613	82.83	0.00	28.99
No Documentation	2	309,431.68	0.01	8.298	100.00	659	81.77	0.00	0.00
Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
Not Available	1	$270,000.00	0.01%	8.500%	100.00%	586	90.00%	100.00%	100.00%
0.01 to 5.00	12	3,116,960.25	0.12	8.040	95.00	631	81.13	100.00	19.21
5.01 to 10.00	30	4,729,904.61	0.19	8.803	85.18	612	85.84	100.00	42.65
10.01 to 15.00	65	10,940,787.39	0.44	8.548	70.71	619	81.45	100.00	35.59
15.01 to 20.00	126	18,306,772.27	0.73	8.207	72.09	607	80.19	100.00	38.48
20.01 to 25.00	279	44,544,000.54	1.78	8.183	71.26	616	81.13	100.00	38.80
25.01 to 30.00	472	73,150,048.25	2.93	8.073	70.76	611	79.31	100.00	34.96
30.01 to 35.00	706	108,679,585.53	4.35	8.119	74.08	609	80.72	100.00	32.62
35.01 to 40.00	948	162,984,040.13	6.52	8.097	77.17	613	82.12	100.00	33.72
40.01 to 45.00	1,379	246,035,762.86	9.84	8.143	78.63	611	83.10	100.00	36.28
45.01 to 50.00	2,184	410,726,768.15	16.43	8.078	82.52	609	83.73	100.00	37.11
50.01 to 55.00	861	191,534,449.19	7.66	7.951	81.17	599	80.14	100.00	31.00
55.01 to 60.00	5	1,103,911.47	0.04	7.154	64.37	605	76.81	100.00	0.00
Subtotal (Full Doc):	7,068	$1,276,122,990.64	51.04%	8.089%	78.87%	609	82.19%	100.00%	35.12%

Non-Full Doc Loans:
Not Available	3	$223,970.45	0.01%	8.939%	67.47%	600	81.83%	0.00%	0.00%
0.01 to 5.00	3	406,560.06	0.02	9.480	35.69	644	82.49	0.00	14.15
5.01 to 10.00	13	3,460,753.35	0.14	8.971	91.85	661	88.80	0.00	67.04
10.01 to 15.00	49	8,122,031.09	0.32	8.855	66.84	637	80.80	0.00	43.10
15.01 to 20.00	81	11,436,894.27	0.46	8.684	81.96	627	76.90	0.00	29.92
20.01 to 25.00	170	27,854,826.46	1.11	8.599	83.66	638	77.33	0.00	30.90
25.01 to 30.00	303	49,994,817.88	2.00	8.817	85.02	630	79.48	0.00	33.32
30.01 to 35.00	525	100,953,174.42	4.04	8.729	88.09	628	81.25	0.00	37.70
35.01 to 40.00	823	169,686,680.29	6.79	8.583	86.75	636	80.97	0.00	35.24
40.01 to 45.00	1,377	305,381,534.59	12.21	8.683	87.54	630	82.54	0.00	36.17
45.01 to 50.00	2,104	481,910,254.95	19.27	8.762	88.08	636	83.58	0.00	33.60
50.01 to 55.00	268	64,383,629.87	2.58	8.587	83.51	628	77.76	0.00	19.54
55.01 to 60.00	2	249,757.49	0.01	9.220	100.00	685	97.41	0.00	63.97
Subtotal (Non-Full Doc):	5,721	$1,224,064,885.17	48.96%	8.705%	87.09%	633	82.09%	0.00%	34.11%

Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	12	$3,220,240.25	0.13%	5.386%	100.00%	624	72.86%	87.88%	12.05%
5.501 to 6.000	51	14,977,762.97	0.60	5.878	100.00	638	75.15	84.51	26.27
6.001 to 6.500	185	50,564,748.37	2.02	6.340	100.00	635	76.77	79.83	22.88
6.501 to 7.000	693	190,905,079.40	7.64	6.842	100.00	635	77.08	71.51	21.30
7.001 to 7.500	915	237,149,751.82	9.49	7.312	100.00	632	79.24	63.78	23.23
7.501 to 8.000	1,481	377,861,772.22	15.11	7.805	100.00	624	80.76	49.93	30.65
8.001 to 8.500	1,326	309,503,867.79	12.38	8.297	100.00	618	81.84	45.06	35.87
8.501 to 9.000	1,651	373,204,128.04	14.93	8.785	100.00	611	83.68	40.46	43.71
9.001 to 9.500	1,034	216,443,947.47	8.66	9.281	100.00	604	84.71	39.12	47.03
9.501 to 10.000	904	168,480,634.60	6.74	9.772	100.00	602	85.95	36.17	50.87
10.001 to 10.500	426	67,998,712.79	2.72	10.269	100.00	598	86.95	33.15	53.92
10.501 to 11.000	273	42,857,365.50	1.71	10.750	100.00	604	87.58	25.18	53.77
Greater than 11.000	149	19,413,649.06	0.78	11.425	100.00	594	86.67	24.92	37.60
Subtotal (ARM Loans):	9,100	$2,072,581,660.28	82.90%	8.346%	100.00%	618	82.02%	48.56%	36.48%

Fixed Rate Loans:
5.501 to 6.000	64	$14,265,844.25	0.57%	5.982%	0.00%	684	71.89%	74.71%	2.61%
6.001 to 6.500	142	31,258,182.43	1.25	6.329	0.00	649	73.93	82.29	21.52
6.501 to 7.000	282	58,831,492.61	2.35	6.792	0.00	645	73.45	74.98	25.53
7.001 to 7.500	258	47,718,165.92	1.91	7.303	0.00	631	74.79	78.47	26.57
7.501 to 8.000	322	57,886,422.95	2.32	7.797	0.00	621	78.02	64.29	36.77
8.001 to 8.500	243	34,666,817.13	1.39	8.319	0.00	616	79.01	68.84	42.43
8.501 to 9.000	278	36,539,075.04	1.46	8.757	0.00	613	82.21	63.77	47.29
9.001 to 9.500	140	16,415,817.51	0.66	9.282	0.00	605	81.68	58.50	37.07
9.501 to 10.000	308	23,009,826.75	0.92	9.842	0.00	625	89.76	59.36	35.81
10.001 to 10.500	250	19,166,325.16	0.77	10.266	0.00	652	94.23	61.57	22.21
10.501 to 11.000	302	22,124,764.51	0.88	10.821	0.00	657	97.04	49.74	8.68
Greater than 11.000	1,100	65,723,481.27	2.63	11.773	0.00	647	99.29	32.27	1.49
Subtotal (Fixed Rate):	3,689	$427,606,215.53	17.10%	8.605%	0.00%	635	82.72%	63.05%	25.62%

Total:	12,789	$2,500,187,875.81	100.00%	8.390%	82.90%	621	82.14%	51.04%	34.62%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	8	$1,297,216.36	0.06%	7.441%	100.00%	651	83.12%	46.98%	63.08%
3.001 - 3.500	1	303,748.18	0.01	8.150	100.00	627	100.00	100.00	0.00
3.501 - 4.000	19	2,911,375.65	0.14	7.451	100.00	620	78.24	84.74	16.29
4.001 - 4.500	77	14,671,204.61	0.71	7.984	100.00	629	80.80	61.51	19.97
4.501 - 5.000	335	64,056,930.17	3.09	8.685	100.00	618	83.28	54.91	37.38
5.001 - 5.500	1,147	261,257,488.18	12.61	8.625	100.00	650	88.50	44.28	62.65
5.501 - 6.000	2,497	618,901,883.08	29.86	7.929	100.00	615	81.35	58.09	37.51
6.001 - 6.500	3,672	843,536,046.33	40.70	8.384	100.00	615	81.17	44.46	30.36
6.501 - 7.000	495	105,942,904.85	5.11	8.782	100.00	592	78.65	41.58	28.05
7.001 - 7.500	651	119,291,399.00	5.76	8.864	100.00	607	79.36	44.17	27.91
7.501 - 8.000	98	19,745,810.18	0.95	9.122	100.00	605	84.57	23.67	32.00
8.001 - 8.500	74	16,915,512.04	0.82	9.128	100.00	610	81.01	25.90	31.26
8.501 - 9.000	19	3,034,272.56	0.15	9.462	100.00	597	87.58	77.76	47.91
9.001 - 9.500	6	577,383.05	0.03	9.301	100.00	600	86.66	100.00	0.00
10.001 >=	1	138,486.04	0.01	10.650	100.00	510	75.00	0.00	0.00
Total:	9,100	$2,072,581,660.28	100.00%	8.346%	100.00%	618	82.02%	48.56%	36.48%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	25	$3,790,872.75	0.18%	8.284%	100.00%	634	81.81%	33.12%	45.06%
1.500	3,306	742,125,231.70	35.81	8.386	100.00	613	81.76	48.84	38.05
2.000	16	3,434,191.62	0.17	7.979	100.00	609	87.80	10.56	15.57
3.000	5,752	1,322,986,582.34	63.83	8.324	100.00	620	82.15	48.56	35.62
6.000	1	244,781.87	0.01	9.990	100.00	670	100.00	0.00	100.00
Total:	9,100	$2,072,581,660.28	100.00%	8.346%	100.00%	618	82.02%	48.56%	36.48%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	4,935	$1,160,157,424.23	55.98%	8.283%	100.00%	621	82.22%	49.05%	36.56%
1.500	4,161	911,617,891.32	43.98	8.427	100.00	614	81.76	47.99	36.41
2.000	4	806,344.73	0.04	7.033	100.00	625	80.00	0.00	0.00
Total:	9,100	$2,072,581,660.28	100.00%	8.346%	100.00%	618	82.02%	48.56%	36.48%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
9.501 - 10.000	1	$97,340.74	0.00%	7.500%	100.00%	701	99.49%	100.00%	100.00%
10.001 - 10.500	1	176,924.20	0.01	7.250	100.00	707	76.36	100.00	0.00
10.501 - 11.000	3	394,430.58	0.02	7.500	100.00	729	83.24	41.19	67.22
11.001 - 11.500	1	98,472.93	0.00	5.375	100.00	520	80.00	0.00	0.00
11.501 - 12.000	6	1,246,710.70	0.06	6.616	100.00	598	82.68	63.44	46.26
12.001 - 12.500	23	5,690,083.77	0.27	5.902	100.00	629	75.40	84.43	15.21
12.501 - 13.000	96	27,094,709.30	1.31	6.360	100.00	634	76.29	75.28	18.27
13.001 - 13.500	284	73,745,989.59	3.56	6.681	100.00	639	77.83	72.67	19.93
13.501 - 14.000	801	215,169,063.34	10.38	7.004	100.00	634	77.77	66.83	22.20
14.001 - 14.500	958	243,940,211.76	11.77	7.450	100.00	628	79.43	60.98	24.81
14.501 - 15.000	1,508	377,502,253.71	18.21	7.897	100.00	622	81.15	50.73	32.90
15.001 - 15.500	1,273	296,831,844.34	14.32	8.366	100.00	616	82.16	45.46	37.10
15.501 - 16.000	1,548	351,479,912.97	16.96	8.830	100.00	611	83.64	39.20	43.45
16.001 - 16.500	955	199,988,350.82	9.65	9.303	100.00	606	84.73	38.55	47.82
16.501 - 17.000	860	159,049,287.52	7.67	9.805	100.00	603	86.06	35.77	51.87
17.001 - 17.500	406	64,450,353.71	3.11	10.289	100.00	596	86.99	34.18	53.02
17.501 - 18.000	244	38,245,985.42	1.85	10.760	100.00	604	87.11	25.64	52.88
18.001 - 18.500	87	12,650,597.96	0.61	11.293	100.00	604	87.13	22.52	46.26
18.501 - 19.000	35	4,121,037.60	0.20	11.675	100.00	575	82.13	22.05	22.50
19.001 - 19.500	7	496,473.11	0.02	12.188	100.00	553	81.15	31.82	0.00
19.501 >=	3	111,626.21	0.01	13.049	100.00	561	72.47	0.00	0.00
Total:	9,100	$2,072,581,660.28	100.00%	8.346%	100.00%	618	82.02%	48.56%	36.48%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	141	$28,258,193.11	1.36%	7.756%	100.00%	638	81.30%	50.33%	29.91%
5.501 - 6.000	82	20,872,772.40	1.01	6.840	100.00	629	79.43	69.33	29.96
6.001 - 6.500	224	59,414,922.45	2.87	6.576	100.00	633	78.10	80.25	27.21
6.501 - 7.000	699	190,599,926.93	9.20	6.872	100.00	634	77.11	71.28	21.43
7.001 - 7.500	876	229,383,425.28	11.07	7.326	100.00	631	79.26	63.93	23.50
7.501 - 8.000	1,465	373,062,786.29	18.00	7.816	100.00	624	80.74	49.98	30.80
8.001 - 8.500	1,295	304,286,938.19	14.68	8.301	100.00	618	81.80	45.41	35.63
8.501 - 9.000	1,605	364,825,670.54	17.60	8.785	100.00	611	83.65	40.27	43.54
9.001 - 9.500	992	208,308,875.97	10.05	9.278	100.00	604	84.62	38.49	47.23
9.501 - 10.000	879	164,494,111.37	7.94	9.772	100.00	602	85.88	35.38	50.95
10.001 - 10.500	423	67,317,818.04	3.25	10.269	100.00	597	86.83	33.41	53.53
10.501 - 11.000	273	42,857,365.50	2.07	10.750	100.00	604	87.58	25.18	53.77
11.001 - 11.500	90	12,837,931.53	0.62	11.254	100.00	605	88.12	24.61	45.14
11.501 - 12.000	41	4,854,330.27	0.23	11.687	100.00	576	83.60	20.30	23.53
12.001 - 12.500	12	1,094,966.20	0.05	12.176	100.00	557	84.55	28.20	9.84
12.501 - 13.000	1	49,976.21	0.00	12.850	100.00	579	72.46	0.00	0.00
13.001 - 13.500	2	61,650.00	0.00	13.210	100.00	547	72.48	0.00	0.00
Total:	9,100	$2,072,581,660.28	100.00%	8.346%	100.00%	618	82.02%	48.56%	36.48%
Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	21	$3,227,881.11	0.16%	7.385%	100.00%	613	82.12%	49.34%	25.35%
13 - 24	8,223	1,900,883,542.48	91.72	8.363	100.00	617	82.10	47.66	37.04
25 - 36	744	144,927,501.58	6.99	8.230	100.00	617	81.23	58.16	29.12
37 >=	112	23,542,735.11	1.14	7.809	100.00	644	80.02	62.47	38.44
Total:	9,100	$2,072,581,660.28	100.00%	8.346%	100.00%	618	82.02%	48.56%	36.48%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SAIL 2006-4 Collateral Summary - Group 1

Total Number of Loans	5,506	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$916,224,792	No	61.6%
Average Loan Principal Balance	$166,404	Yes	38.4%
Fixed Rate	19.3%
Adjustable Rate	80.7%	Primary Mortgage Insurance Coverage
Prepayment Premium	67.6%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.4%	No	18.6%
Weighted Average Margin	6.0%	Yes	81.4%
Weighted Average Initial Periodic Cap	2.3%
Weighted Average Periodic Cap	1.2%	Lien Position
Weighted Average Maximum Rate	15.4%	First	94.5%
Weighted Average Floor	8.4%	Second	5.5%
Weighted Average Original Term (mo.)	352
Weighted Average Remaining Term (mo.)	351	Loan Purpose
Weighted Average Loan Age (mo.)	2	Cash Out Refinance	62.9%
Weighted Average Combined LTV	82.2%	Purchase	29.9%
Weighted Average Effective Combined LTV	70.6%	Rate/Term Refinance	7.2%
Weighted Average Full Combined LTV	85.1%
% of Loans with Junior Liens	16.2%	Geographic Distribution
Non-Zero Weighted Average FICO	621	(Other states account individually for less than
Non-Zero Weighted Average DTI	42.2%	3% of the Cut-off Date principal balance)
% IO Loans	7.8%	CA	30.0%
		FL	8.4%
Product Type		NY	6.5%
2 Year Hybrid (Balloon)	41.0%	NJ	5.3%
2 Year Hybrid (Non-Balloon)	35.3%	IL	4.9%
Fixed Rate (Non-Balloon)	13.2%	AZ	4.8%
Fixed Rate (Balloon)	6.1%	TX	3.1%
3 Year Hybrid (Non-Balloon)	2.2%
5 Year Hybrid (Non-Balloon)	1.2%	Occupancy Status
Other	1.0%	Primary Home	79.6%
		Investment	15.7%
Amortization Type		Second Home	4.7%
Fully Amortizing	44.1%
Balloon	48.0%
Interest Only	7.8%
Documentation Type
Stated	49.4%
Full	48.6%
Limited	2.0%

Collateral information is as of the Statistical Calculation Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,605	$260,533,349.23	28.44%	8.763%	100.00%	617	83.00%	44.23%	44.45%
Fixed Rate - 30 Year	979	113,222,418.85	12.36	8.070	0.00	637	80.08	59.66	28.70
3/27 ARM (LIBOR)	81	13,931,930.80	1.52	7.352	100.00	618	77.75	62.67	26.52
5/25 ARM (LIBOR)	51	8,651,034.38	0.94	7.874	100.00	643	83.10	63.52	51.70
Fixed Rate - 15 Year	52	3,848,811.85	0.42	8.688	0.00	643	76.34	45.19	17.29
Fixed Rate - 20 Year	33	3,738,931.49	0.41	7.590	0.00	633	72.82	51.41	30.16
Fixed Rate - 25 Year	3	205,110.86	0.02	8.133	0.00	611	73.72	33.78	28.76
Fixed Rate - 10 Year	1	139,890.78	0.02	6.250	0.00	723	80.00	0.00	0.00
Subtotal (Fully Amortizing):	2,805	$404,271,478.24	44.12%	8.488%	70.03%	623	81.84%	49.65%	39.16%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	1,623	$375,344,003.46	40.97%	8.303%	100.00%	607	81.45%	49.99%	41.08%
Fixed Rate - 15/30 Year Balloon	636	33,299,914.96	3.63	11.436	0.00	658	99.88	34.15	0.00
Fixed Rate - 30/40 Year Balloon	103	22,233,570.23	2.43	7.659	0.00	620	77.63	55.23	41.23
3/27 ARM (LIBOR) - 30/40 Year Balloon	41	9,213,008.24	1.01	7.765	100.00	626	77.89	45.85	37.22
Subtotal (Balloon):	2,403	$440,090,496.89	48.03%	8.496%	87.38%	612	82.58%	48.97%	37.90%

Interest-Only Loans:
2/28 ARM (LIBOR)	267	$63,203,329.42	6.90%	7.766%	100.00%	662	81.96%	35.98%	37.52%
3/27 ARM (LIBOR)	22	5,997,143.98	0.65	7.246	100.00	664	79.55	63.16	25.58
5/25 ARM (LIBOR)	9	2,662,344.09	0.29	7.884	100.00	656	84.02	89.48	56.28
Subtotal (IO Loans):	298	$71,862,817.49	7.84%	7.727%	100.00%	662	81.83%	40.23%	37.22%

Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

*If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	289	$69,200,473.40	96.30%	7.721%	100.00%	662	81.75%	38.34%	36.49%
84	9	2,662,344.09	3.70	7.884	100.00	656	84.02	89.48	56.28
Total:	298	$71,862,817.49	100.00%	7.727%	100.00%	662	81.83%	40.23%	37.22%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	3,352	$429,638,648.22	46.89%	8.724%	65.90%	626	83.37%	48.50%	36.42%
40 Year Amortization	1,767	406,790,581.93	44.40	8.255	94.53	608	81.16	50.18	41.00
Interest Only	298	71,862,817.49	7.84	7.727	100.00	662	81.83	40.23	37.22
15 Year Amortization	52	3,848,811.85	0.42	8.688	0.00	643	76.34	45.19	17.29
20 Year Amortization	33	3,738,931.49	0.41	7.590	0.00	633	72.82	51.41	30.16
25 Year Amortization	3	205,110.86	0.02	8.133	0.00	611	73.72	33.78	28.76
10 Year Amortization	1	139,890.78	0.02	6.250	0.00	723	80.00	0.00	0.00
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	693	$24,147,042.85	2.64%	10.971%	12.76%	644	97.32%	54.53%	6.17%
50,000.01 - 100,000.00	1,338	97,072,089.62	10.59	9.613	52.26	634	87.66	54.73	21.85
100,000.01 - 150,000.00	866	107,110,714.23	11.69	8.471	80.45	622	80.17	51.23	30.32
150,000.01 - 200,000.00	732	128,504,942.98	14.03	8.243	85.81	619	79.29	51.65	32.91
200,000.01 - 250,000.00	594	133,638,984.08	14.59	8.256	86.34	618	80.35	48.05	40.35
250,000.01 - 300,000.00	489	134,146,462.59	14.64	7.987	85.98	613	79.65	48.45	39.13
300,000.01 - 350,000.00	348	112,462,634.39	12.27	8.261	87.89	615	83.34	45.62	55.83
350,000.01 - 400,000.00	304	113,296,141.26	12.37	8.055	87.50	619	82.13	44.23	43.26
400,000.01 - 450,000.00	77	32,018,754.32	3.49	8.158	93.47	618	83.24	32.60	51.82
450,000.01 - 500,000.00	31	14,871,565.33	1.62	8.304	86.89	634	82.48	35.54	42.03
500,000.01 - 550,000.00	20	10,452,224.45	1.14	8.529	100.00	649	91.58	60.23	85.16
550,000.01 - 600,000.00	9	5,198,124.52	0.57	8.195	88.46	634	82.98	55.87	33.87
600,000.01 - 650,000.00	3	1,856,514.96	0.20	8.221	66.88	664	86.69	33.12	66.88
650,000.01 >=	2	1,448,597.04	0.16	8.974	100.00	654	90.22	100.00	100.00
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	4,458	$865,767,939.40	94.49%	8.267%	85.42%	619	81.16%	48.81%	40.64%
2nd Lien	1,048	50,456,853.22	5.51	11.264	0.00	655	99.90	44.66	0.00
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	2,672	$576,470,211.62	62.92%	8.131%	82.21%	608	79.30%	46.73%	39.10%
Purchase	2,461	273,933,788.99	29.90	9.193	78.19	649	88.32	47.90	38.57
Rate/Term Refinance	373	65,820,792.01	7.18	7.901	78.09	618	82.04	67.66	31.65
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	4,338	$729,000,480.68	79.57%	8.241%	78.06%	611	81.09%	51.18%	33.80%
Investment	864	143,900,868.31	15.71	9.268	93.08	656	87.37	44.02	67.09
Second Home	304	43,323,443.63	4.73	8.884	84.30	665	83.60	20.08	20.65
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	689	$37,288,617.59	4.07%	11.133%	0.00%	656	97.38%	35.16%	1.78%
181 - 240	33	3,738,931.49	0.41	7.590	0.00	633	72.82	51.41	30.16
241 - 360	4,784	875,197,243.54	95.52	8.321	84.50	619	81.59	49.15	40.00
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	689	$37,288,617.59	4.07%	11.133%	0.00%	656	97.38%	35.16%	1.78%
181 - 240	33	3,738,931.49	0.41	7.590	0.00	633	72.82	51.41	30.16
241 - 360	4,784	875,197,243.54	95.52	8.321	84.50	619	81.59	49.15	40.00
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	1,183	$275,246,932.05	30.04%	8.049%	78.85%	614	78.26%	48.14%	35.44%
FL	498	76,957,702.19	8.40	8.594	78.92	618	81.79	39.52	36.87
NY	235	59,924,451.62	6.54	8.396	82.12	627	82.69	39.09	48.60
NJ	206	48,101,851.20	5.25	8.541	86.71	621	83.91	46.20	54.15
IL	290	44,683,405.48	4.88	8.993	87.40	625	86.01	51.19	43.65
AZ	301	44,376,288.53	4.84	8.475	82.51	627	82.19	44.63	30.00
TX	331	28,850,201.80	3.15	8.524	55.70	619	83.75	58.76	22.94
MD	125	26,290,393.55	2.87	8.224	90.62	604	81.06	53.21	43.66
HI	88	24,098,855.86	2.63	7.937	69.32	640	80.26	43.40	26.32
MA	97	23,516,953.95	2.57	8.512	86.34	625	85.09	48.82	60.88
Other	2,152	264,177,756.39	28.83	8.720	82.62	626	85.21	53.39	37.55
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	320	$54,901,713.63	5.99%	7.516%	69.95%	605	50.21%	44.38%	0.00%
60.01 to 70.00%	378	82,009,579.95	8.95	7.687	79.03	600	66.20	42.56	0.00
70.01 to 80.00%	1,545	296,674,431.03	32.38	7.952	84.94	621	78.49	46.41	0.00
80.01 to 85.00%
With MI:	465	107,731,127.87	11.76	8.465	88.48	599	84.52	35.71	100.00
Without MI:	105	16,653,006.61	1.82	8.919	91.65	570	84.59	53.43	0.00
85.01 to 90.00%
With MI:	746	153,645,282.66	16.77	8.641	87.08	636	89.75	42.33	100.00
Without MI:	251	35,777,659.22	3.90	9.011	95.17	589	89.84	63.68	0.00
90.01 to 95.00%
With MI:	407	81,199,780.27	8.86	8.636	87.89	654	94.77	81.20	100.00
Without MI:	165	25,197,494.98	2.75	9.216	96.53	607	94.78	73.35	0.00
95.01 to 100.00%
With MI:	48	9,299,226.00	1.01	9.171	84.72	670	99.91	50.01	100.00
Without MI:	28	2,678,637.18	0.29	9.781	87.12	639	100.00	52.37	0.00
Subtotal (First Lien):	4,458	$865,767,939.40	94.49%	8.267%	85.42%	619	81.16%	48.81%	40.64%

Second Lien Loans:
90.01 to 95.00%	23	$890,234.35	0.10%	11.115%	0.00%	658	95.00%	37.07%	0.00%
95.01 to 100.00%	1,025	49,566,618.87	5.41	11.267	0.00	655	99.98	44.80	0.00
Subtotal (Second Lien):	1,048	$50,456,853.22	5.51%	11.264%	0.00%	655	99.90%	44.66%	0.00%

Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

*Includes the loan in the securitization and any senior liens.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	1,986	$406,777,130.43	44.40%	8.454%	85.25%	626	84.26%	48.79%	86.50%
60.01 to 70.00%	378	82,009,579.95	8.95	7.687	79.03	600	66.20	42.56	0.00
70.01 to 80.00%	1,545	296,674,431.03	32.38	7.952	84.94	621	78.49	46.41	0.00
80.01 to 85.00%	105	16,653,006.61	1.82	8.919	91.65	570	84.59	53.43	0.00
85.01 to 90.00%	251	35,777,659.22	3.90	9.011	95.17	589	89.84	63.68	0.00
90.01 to 95.00%	165	25,197,494.98	2.75	9.216	96.53	607	94.78	73.35	0.00
95.01 to 100.00%	28	2,678,637.18	0.29	9.781	87.12	639	100.00	52.37	0.00
Subtotal (First Lien):	4,458	$865,767,939.40	94.49%	8.267%	85.42%	619	81.16%	48.81%	40.64%

Second Lien Loans:
90.01 to 95.00%	23	$890,234.35	0.10%	11.115%	0.00%	658	95.00%	37.07%	0.00%
95.01 to 100.00%	1,025	49,566,618.87	5.41	11.267	0.00	655	99.98	44.80	0.00
Subtotal (Second Lien):	1,048	$50,456,853.22	5.51%	11.264%	0.00%	655	99.90%	44.66%	0.00%

Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

*Combined LTV after taking mortgage insurance into account.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	319	$54,851,784.19	5.99%	7.514%	69.92%	605	50.21%	44.33%	0.00%
60.01 to 70.00%	372	80,054,493.31	8.74	7.676	78.65	599	66.13	43.60	0.00
70.01 to 80.00%	818	176,326,746.41	19.24	8.016	79.44	602	77.47	44.62	0.00
80.01 to 85.00%
With MI:	432	103,346,428.65	11.28	8.443	89.50	600	84.51	35.66	100.00
Without MI:	74	13,997,859.66	1.53	8.871	89.32	568	84.34	47.62	0.00
85.01 to 90.00%
With MI:	688	145,231,095.90	15.85	8.594	87.21	635	89.73	43.03	100.00
Without MI:	206	32,982,384.69	3.60	8.895	94.20	591	88.98	63.03	0.00
90.01 to 95.00%
With MI:	427	82,905,313.52	9.05	8.645	86.62	651	94.45	79.25	100.00
Without MI:	229	33,174,184.28	3.62	9.098	95.98	608	91.53	63.18	0.00
95.01 to 100.00%
With MI:	119	20,392,578.73	2.23	9.255	85.31	660	94.31	44.34	100.00
Without MI:	774	122,505,070.06	13.37	7.936	93.36	648	80.73	50.79	0.00
Subtotal (First Lien):	4,458	$865,767,939.40	94.49%	8.267%	85.42%	619	81.16%	48.81%	40.64%

Second Lien Loans:
90.01 to 95.00%	23	$890,234.35	0.10%	11.115%	0.00%	658	95.00%	37.07%	0.00%
95.01 to 100.00%	1,025	49,566,618.87	5.41	11.267	0.00	655	99.98	44.80	0.00
Subtotal (Second Lien):	1,048	$50,456,853.22	5.51%	11.264%	0.00%	655	99.90%	44.66%	0.00%

Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

*Includes all liens on the mortgaged property.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
460 - 499	4	$541,169.18	0.06%	8.371%	15.76%	481	92.01%	59.84%	0.00%
500 - 520	153	30,602,485.97	3.34	9.204	92.86	510	76.68	64.50	14.68
521 - 540	227	45,870,659.88	5.01	8.695	93.53	531	74.63	54.85	19.39
541 - 560	339	69,375,069.24	7.57	8.622	90.74	552	79.09	56.53	36.78
561 - 580	413	80,670,763.41	8.80	8.478	91.01	571	79.44	48.84	36.72
581 - 600	531	93,686,821.64	10.23	8.324	84.08	591	81.22	53.78	41.48
601 - 620	701	112,732,061.35	12.30	8.502	79.48	610	84.02	55.31	43.89
621 - 640	1,065	157,681,899.00	17.21	8.351	75.19	631	82.22	45.26	29.83
641 - 660	801	126,888,455.78	13.85	8.223	75.59	650	83.56	43.68	40.65
661 - 680	460	74,578,006.71	8.14	8.252	77.78	670	85.44	47.41	47.79
681 - 700	335	54,111,833.08	5.91	8.404	75.89	689	85.65	37.13	53.88
701 - 720	188	26,926,123.69	2.94	8.399	69.76	710	85.24	35.91	42.23
721 - 740	135	19,745,115.89	2.16	8.575	72.37	730	85.80	40.49	49.45
741 - 760	75	10,234,629.12	1.12	8.531	69.69	750	85.51	28.79	44.50
761 - 780	56	9,274,878.61	1.01	8.705	80.14	770	86.82	38.15	55.27
781 >=	23	3,304,820.07	0.36	8.079	66.27	790	81.96	66.46	23.63
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	3,951	$638,181,560.22	69.65%	8.348%	79.59%	616	81.56%	49.96%	37.11%
2-4 Family	523	117,605,555.01	12.84	8.778	87.52	639	85.03	43.45	55.20
PUD	631	99,906,554.07	10.90	8.433	80.15	622	82.13	48.32	28.58
Condo	400	60,338,123.32	6.59	8.645	80.28	635	83.55	44.69	35.77
Condotel	1	193,000.00	0.02	8.100	100.00	697	56.76	0.00	0.00
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$237,689,886.39	$35,578,610.36	$425,812,185.36	$0.00	$0.00	$0.00	$699,080,682.11
Fixed Rate	43,574,279.20	9,980,277.81	12,661,414.71	110,472,677.30	0.00	0.00	176,688,649.02
3 Year Hybrid	12,287,665.02	748,343.90	493,538.66	15,612,535.44	0.00	0.00	29,142,083.02
5 Year Hybrid	3,310,882.44	811,595.02	861,293.36	6,329,607.65	0.00	0.00	11,313,378.47
Total:	$296,862,713.05	$47,118,827.09	$439,828,432.09	$132,414,820.39	$0.00	$0.00	$916,224,792.62

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	34.00%	5.09%	60.91%	0.00%	0.00%	0.00%	76.30%
Fixed Rate	24.66	5.65	7.17	62.52	0.00	0.00	19.28
3 Year Hybrid	42.16	2.57	1.69	53.57	0.00	0.00	3.18
5 Year Hybrid	29.27	7.17	7.61	55.95	0.00	0.00	1.23
Total:	32.40%	5.14%	48.00%	14.45%	0.00%	0.00%	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	2,932	$523,414,998.99	57.13%	8.128%	78.06%	617	80.23%	49.87%	35.20%
None	1,783	296,862,713.05	32.40	8.932	85.32	627	84.83	44.38	44.09
2% of UPB	306	40,233,601.83	4.39	8.514	84.70	628	85.42	52.52	46.52
1% of Amount Prepaid	159	15,512,519.01	1.69	9.024	88.68	620	87.26	57.30	30.69
5% 4% 3% 2% 1% of UPB	109	15,060,505.15	1.64	7.993	73.36	619	79.59	60.01	18.47
Other	217	25,140,454.59	2.74	8.643	74.70	623	85.16	52.95	41.78
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Stated	2,584	$452,816,251.88	49.42%	8.845%	82.81%	628	81.36%	0.00%	38.47%
Full	2,819	445,148,119.38	48.59	8.017	78.67	614	83.17	100.00	39.11
Limited	103	18,260,421.36	1.99	8.337	78.46	595	79.16	0.00	19.61
Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
20.01 to 25.00	107	$14,689,802.39	1.60%	8.145%	72.66%	622	84.99%	100.00%	52.06%
25.01 to 30.00	179	25,526,200.96	2.79	8.054	74.91	624	80.38	100.00	37.55
30.01 to 35.00	286	40,713,308.15	4.44	8.130	76.42	615	83.08	100.00	40.84
35.01 to 40.00	393	59,868,723.98	6.53	8.008	77.46	618	82.83	100.00	39.20
40.01 to 45.00	579	90,681,840.94	9.90	8.069	78.54	619	84.47	100.00	41.23
45.01 to 50.00	968	152,575,876.74	16.65	8.055	81.70	612	84.60	100.00	39.46
50.01 to 55.00	304	60,373,566.76	6.59	7.738	77.40	602	78.83	100.00	31.76
55.01 to 60.00	3	718,799.46	0.08	7.331	45.28	603	78.07	100.00	0.00
Subtotal (Full Doc):	2,819	$445,148,119.38	48.59%	8.017%	78.67%	614	83.17%	100.00%	39.11%

Non-Full Doc Loans:
20.01 to 25.00	105	$16,236,472.12	1.77%	8.614%	77.98%	640	75.97%	0.00%	35.00%
25.01 to 30.00	178	26,884,543.21	2.93	8.930	82.22	626	79.17	0.00	31.33
30.01 to 35.00	278	44,905,680.21	4.90	8.866	82.89	622	79.77	0.00	36.06
35.01 to 40.00	433	73,199,853.96	7.99	8.689	81.26	627	80.61	0.00	38.01
40.01 to 45.00	633	112,573,342.11	12.29	8.833	83.50	624	81.92	0.00	41.78
45.01 to 50.00	963	178,794,429.07	19.51	8.897	83.94	630	83.27	0.00	39.49
50.01 to 55.00	97	18,482,352.56	2.02	8.547	74.54	623	71.99	0.00	10.98
Subtotal (Non-Full Doc):	2,687	$471,076,673.24	51.41%	8.825%	82.64%	627	81.27%	0.00%	37.74%

Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	7	$1,759,125.83	0.19%	5.360%	100.00%	644	72.41%	83.41%	0.00%
5.501 to 6.000	25	6,451,727.70	0.70	5.887	100.00	660	73.44	76.05	21.81
6.001 to 6.500	96	20,863,753.94	2.28	6.310	100.00	632	72.91	82.36	15.67
6.501 to 7.000	322	74,548,795.34	8.14	6.829	100.00	628	75.69	76.62	23.16
7.001 to 7.500	388	85,969,715.00	9.38	7.316	100.00	616	78.24	65.96	31.01
7.501 to 8.000	561	125,212,871.78	13.67	7.801	100.00	620	81.23	50.38	41.31
8.001 to 8.500	470	95,730,649.19	10.45	8.299	100.00	621	82.80	43.52	44.64
8.501 to 9.000	589	118,678,517.24	12.95	8.797	100.00	611	83.85	37.84	45.98
9.001 to 9.500	428	80,399,141.78	8.78	9.286	100.00	610	85.33	36.30	49.76
9.501 to 10.000	429	72,352,956.06	7.90	9.771	100.00	612	85.91	31.27	55.84
10.001 to 10.500	190	29,274,767.60	3.20	10.281	100.00	605	86.93	24.42	53.41
10.501 to 11.000	126	18,945,343.58	2.07	10.736	100.00	610	86.75	16.16	59.81
Greater than 11.000	68	9,348,778.56	1.02	11.398	100.00	586	84.93	12.57	35.89
Subtotal (ARM Loans):	3,699	$739,536,143.60	80.72%	8.379%	100.00%	617	81.94%	47.36%	41.70%

Fixed Rate Loans:
5.501 to 6.000	44	$9,219,516.25	1.01%	5.985%	0.00%	679	70.42%	72.35%	4.03%
6.001 to 6.500	94	19,516,659.23	2.13	6.318	0.00	644	73.31	83.03	17.54
6.501 to 7.000	92	20,564,553.07	2.24	6.769	0.00	654	72.58	55.80	20.05
7.001 to 7.500	79	15,146,553.59	1.65	7.292	0.00	628	73.67	64.52	35.50
7.501 to 8.000	127	21,616,151.37	2.36	7.795	0.00	622	78.88	47.93	41.61
8.001 to 8.500	86	11,718,182.11	1.28	8.319	0.00	612	78.54	53.21	40.25
8.501 to 9.000	116	13,362,918.67	1.46	8.752	0.00	621	81.78	46.51	47.72
9.001 to 9.500	48	6,051,371.95	0.66	9.271	0.00	605	83.22	41.60	54.51
9.501 to 10.000	186	10,279,880.11	1.12	9.829	0.00	639	93.87	55.67	33.85
10.001 to 10.500	108	6,748,382.44	0.74	10.225	0.00	643	93.37	64.81	29.02
10.501 to 11.000	158	9,145,670.07	1.00	10.816	0.00	658	97.07	48.62	10.12
Greater than 11.000	669	33,318,810.16	3.64	11.796	0.00	646	99.58	32.81	1.42
Subtotal (Fixed Rate):	1,807	$176,688,649.02	19.28%	8.654%	0.00%	639	83.26%	53.73%	24.63%

Total:	5,506	$916,224,792.62	100.00%	8.432%	80.72%	621	82.20%	48.59%	38.40%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.001 - 3.500	1	$303,748.18	0.04%	8.150%	100.00%	627	100.00%	100.00%	0.00%
3.501 - 4.000	7	992,321.70	0.13	7.458	100.00	593	82.39	100.00	23.24
4.001 - 4.500	19	2,549,585.57	0.34	9.259	100.00	614	89.52	52.55	70.64
4.501 - 5.000	130	22,631,644.45	3.06	9.080	100.00	623	85.85	50.13	47.26
5.001 - 5.500	530	95,553,512.96	12.92	8.887	100.00	658	90.09	49.93	74.20
5.501 - 6.000	1,174	251,961,788.24	34.07	7.926	100.00	613	80.99	53.82	40.51
6.001 - 6.500	1,653	325,886,759.69	44.07	8.440	100.00	611	80.66	43.91	33.78
6.501 - 7.000	140	30,817,812.85	4.17	9.092	100.00	581	77.10	20.91	36.28
7.001 - 7.500	45	8,838,969.96	1.20	9.137	100.00	582	72.11	38.48	15.74
Total:	3,699	$739,536,143.60	100.00%	8.379%	100.00%	617	81.94%	47.36%	41.70%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	9	$1,304,720.11	0.18%	8.734%	100.00%	624	77.13%	28.27%	36.12%
1.500	1,707	335,636,320.57	45.38	8.371	100.00	615	81.66	46.20	40.57
2.000	1	85,310.68	0.01	8.990	100.00	469	90.00	100.00	0.00
3.000	1,982	402,509,792.24	54.43	8.385	100.00	618	82.19	48.37	42.66
Total:	3,699	$739,536,143.60	100.00%	8.379%	100.00%	617	81.94%	47.36%	41.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1,992	$403,899,823.03	54.62%	8.386%	100.00%	618	82.17%	48.32%	42.63%
1.500	1,707	335,636,320.57	45.38	8.371	100.00	615	81.66	46.20	40.57
Total:	3,699	$739,536,143.60	100.00%	8.379%	100.00%	617	81.94%	47.36%	41.70%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
12.001 - 12.500	8	$1,877,625.83	0.25%	5.426%	100.00%	643	72.58%	84.46%	0.00%
12.501 - 13.000	25	6,451,727.70	0.87	5.887	100.00	660	73.44	76.05	21.81
13.001 - 13.500	95	20,745,253.94	2.81	6.309	100.00	632	72.90	82.26	15.76
13.501 - 14.000	325	74,788,804.24	10.11	6.832	100.00	628	75.68	76.60	23.09
14.001 - 14.500	389	86,289,315.80	11.67	7.320	100.00	616	78.21	65.71	30.89
14.501 - 15.000	564	125,713,394.41	17.00	7.807	100.00	620	81.25	50.25	41.31
15.001 - 15.500	469	95,411,048.39	12.90	8.299	100.00	621	82.84	43.66	44.79
15.501 - 16.000	583	117,937,985.71	15.95	8.797	100.00	611	83.87	37.85	46.10
16.001 - 16.500	428	80,399,141.78	10.87	9.286	100.00	610	85.33	36.30	49.76
16.501 - 17.000	431	72,739,164.26	9.84	9.776	100.00	612	85.91	31.10	56.07
17.001 - 17.500	190	29,274,767.60	3.96	10.281	100.00	605	86.93	24.42	53.41
17.501 - 18.000	124	18,559,135.38	2.51	10.737	100.00	610	86.75	16.50	58.98
18.001 - 18.500	43	6,715,882.62	0.91	11.253	100.00	598	86.09	11.65	46.34
18.501 - 19.000	22	2,330,412.95	0.32	11.713	100.00	554	82.05	16.83	10.42
19.001 - 19.500	3	302,482.99	0.04	12.178	100.00	564	81.28	0.00	0.00
Total:	3,699	$739,536,143.60	100.00%	8.379%	100.00%	617	81.94%	47.36%	41.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
5.501 - 6.000	24	$5,929,600.19	0.80%	5.768%	100.00%	657	71.95%	77.18%	9.38%
6.001 - 6.500	102	22,633,498.04	3.06	6.260	100.00	634	73.33	83.86	16.93
6.501 - 7.000	322	74,705,310.11	10.10	6.825	100.00	628	75.67	75.99	23.50
7.001 - 7.500	390	86,324,709.47	11.67	7.313	100.00	616	78.22	66.10	30.88
7.501 - 8.000	561	125,212,871.78	16.93	7.801	100.00	620	81.23	50.38	41.31
8.001 - 8.500	470	95,730,649.19	12.94	8.299	100.00	621	82.80	43.52	44.64
8.501 - 9.000	589	118,678,517.24	16.05	8.797	100.00	611	83.85	37.84	45.98
9.001 - 9.500	428	80,399,141.78	10.87	9.286	100.00	610	85.33	36.30	49.76
9.501 - 10.000	429	72,352,956.06	9.78	9.771	100.00	612	85.91	31.27	55.84
10.001 - 10.500	190	29,274,767.60	3.96	10.281	100.00	605	86.93	24.42	53.41
10.501 - 11.000	126	18,945,343.58	2.56	10.736	100.00	610	86.75	16.16	59.81
11.001 - 11.500	43	6,715,882.62	0.91	11.253	100.00	598	86.09	11.65	46.34
11.501 - 12.000	22	2,330,412.95	0.32	11.713	100.00	554	82.05	16.83	10.42
12.001 - 12.500	3	302,482.99	0.04	12.178	100.00	564	81.28	0.00	0.00
Total:	3,699	$739,536,143.60	100.00%	8.379%	100.00%	617	81.94%	47.36%	41.70%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
13 - 24	3,491	$698,439,342.11	94.44%	8.426%	100.00%	616	82.08%	46.54%	42.01%
25 - 36	148	29,783,423.02	4.03	7.465	100.00	631	78.13	58.11	30.17
37 >=	60	11,313,378.47	1.53	7.876	100.00	646	83.31	69.63	52.78
Total:	3,699	$739,536,143.60	100.00%	8.379%	100.00%	617	81.94%	47.36%	41.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SAIL 2006-4 Collateral Summary - Group 2

Total Number of Loans	2,733	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$489,362,268	No	61.1%
Average Loan Principal Balance	$179,056	Yes	38.9%
Fixed Rate	14.3%
Adjustable Rate	85.7%	Primary Mortgage Insurance Coverage
Prepayment Premium	66.0%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	25.9%
Weighted Average Margin	6.2%	Yes	74.1%
Weighted Average Initial Periodic Cap	2.7%
Weighted Average Periodic Cap	1.2%	Lien Position
Weighted Average Maximum Rate	15.2%	First	98.7%
Weighted Average Floor	8.3%	Second	1.3%
Weighted Average Original Term (mo.)	357
Weighted Average Remaining Term (mo.)	355	Loan Purpose
Weighted Average Loan Age (mo.)	2	Cash Out Refinance	73.2%
Weighted Average Combined LTV	81.1%	Purchase	19.7%
Weighted Average Effective Combined LTV	69.7%	Rate/Term Refinance	7.0%
Weighted Average Full Combined LTV	83.8%	Debt Consolidation	0.0%
% of Loans with Junior Liens	14.6%
Non-Zero Weighted Average FICO	609	Geographic Distribution
Non-Zero Weighted Average DTI	41.3%	(Other states account individually for less than
% IO Loans	23.9%	3% of the Cut-off Date principal balance)
		CA	24.1%
Product Type		FL	11.9%
2 Year Hybrid (Non-Balloon)	53.0%	IL	9.5%
2 Year Hybrid (Balloon)	21.3%	AZ	5.6%
Fixed Rate (Non-Balloon)	12.3%	MD	4.8%
3 Year Hybrid (Non-Balloon)	8.7%	NY	4.0%
3 Year Hybrid (Balloon)	2.0%	NJ	4.0%
Fixed Rate (Balloon)	2.0%
Other	0.8%	Occupancy Status
		Primary Home	87.2%
Amortization Type		Investment	10.9%
Fully Amortizing	50.8%	Second Home	1.9%
Balloon	25.3%
Interest Only	23.9%
Documentation Type
Full	57.0%
Stated	41.8%
Limited	1.1%
No Documentation	0.1%

Collateral information is as of the Statistical Calculation Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	982	$158,361,711.00	32.36%	8.800%	100.00%	606	82.94%	51.59%	41.72%
Fixed Rate - 30 Year	350	47,771,985.87	9.76	7.538	0.00	630	75.64	81.65	25.10
3/27 ARM (LIBOR)	212	34,293,090.65	7.01	8.740	100.00	607	82.41	51.35	29.05
Fixed Rate - 20 Year	29	3,204,093.25	0.65	7.663	0.00	655	73.94	82.64	16.08
Fixed Rate - 15 Year	27	2,430,847.87	0.50	7.150	0.00	656	68.32	78.79	7.51
5/25 ARM (LIBOR)	13	2,328,084.38	0.48	8.015	100.00	615	72.08	66.55	37.48
Fixed Rate - 25 Year	3	225,640.67	0.05	6.860	0.00	675	74.96	100.00	0.00
Fixed Rate - 10 Year	2	112,681.13	0.02	7.032	0.00	653	77.58	100.00	0.00
Subtotal (Fully Amortizing):	1,618	$248,728,134.82	50.83%	8.509%	78.39%	612	81.09%	58.20%	36.02%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	458	$104,054,750.15	21.26%	8.488%	100.00%	590	81.08%	56.19%	46.72%
3/27 ARM (LIBOR) - 30/40 Year Balloon	55	9,923,577.78	2.03	8.750	100.00	595	84.56	63.36	33.12
Fixed Rate - 30/40 Year Balloon	33	6,020,901.79	1.23	7.681	0.00	613	73.18	75.11	21.96
Fixed Rate - 15/30 Year Balloon	89	3,761,832.27	0.77	11.301	0.00	652	98.13	57.08	0.00
Subtotal (Balloon):	635	$123,761,061.99	25.29%	8.555%	92.10%	593	81.49%	57.71%	43.01%

Interest-Only Loans:
2/28 ARM (LIBOR)	413	$100,897,260.28	20.62%	7.870%	100.00%	619	81.17%	50.69%	41.83%
3/27 ARM (LIBOR)	35	8,212,857.48	1.68	7.569	100.00	629	79.89	65.23	25.67
Fixed Rate - 30 Year	26	6,251,552.66	1.28	7.007	0.00	629	78.30	83.80	47.93
5/25 ARM (LIBOR)	6	1,511,400.95	0.31	7.053	100.00	628	69.04	78.30	19.68
Subtotal (IO Loans):	480	$116,873,071.37	23.88%	7.792%	94.65%	620	80.77%	53.84%	40.74%

Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

*If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	2	$676,000.00	0.58%	6.203%	100.00%	549	85.28%	100.00%	57.40%
60	471	114,710,925.51	98.15	7.805	94.55	621	80.75	53.26	40.73
84	4	787,400.95	0.67	7.356	100.00	602	76.30	100.00	37.78
120	3	698,744.91	0.60	7.667	100.00	582	85.31	53.06	28.98
Total:	480	$116,873,071.37	100.00%	7.792%	94.65%	620	80.77%	53.84%	40.74%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	1,646	$246,516,704.17	50.38%	8.578%	79.10%	612	81.58%	57.61%	36.06%
40 Year Amortization	546	119,999,229.72	24.52	8.469	94.98	591	80.97	57.73	44.36
Interest Only	480	116,873,071.37	23.88	7.792	94.65	620	80.77	53.84	40.74
20 Year Amortization	29	3,204,093.25	0.65	7.663	0.00	655	73.94	82.64	16.08
15 Year Amortization	27	2,430,847.87	0.50	7.150	0.00	656	68.32	78.79	7.51
25 Year Amortization	3	225,640.67	0.05	6.860	0.00	675	74.96	100.00	0.00
10 Year Amortization	2	112,681.13	0.02	7.032	0.00	653	77.58	100.00	0.00
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	169	$5,859,086.99	1.20%	10.585%	24.97%	642	91.17%	73.08%	9.19%
50,000.01 - 100,000.00	534	40,239,403.55	8.22	8.922	72.33	612	81.54	69.74	16.54
100,000.01 - 150,000.00	572	71,109,572.76	14.53	8.518	80.94	609	80.22	63.67	29.01
150,000.01 - 200,000.00	446	77,876,878.75	15.91	8.442	87.53	609	80.63	57.88	35.29
200,000.01 - 250,000.00	330	73,646,168.68	15.05	8.280	90.68	604	79.86	63.91	43.58
250,000.01 - 300,000.00	293	80,234,431.82	16.40	8.117	88.11	606	80.43	56.32	40.64
300,000.01 - 350,000.00	193	62,381,162.83	12.75	8.226	88.66	607	82.92	46.10	47.30
350,000.01 - 400,000.00	131	49,025,343.26	10.02	8.035	89.34	610	81.89	48.01	50.31
400,000.01 - 450,000.00	43	17,863,949.03	3.65	8.226	95.40	616	83.24	41.15	53.42
450,000.01 - 500,000.00	12	5,708,300.96	1.17	7.426	74.44	655	76.18	40.96	49.79
500,000.01 - 550,000.00	6	3,112,859.98	0.64	7.721	100.00	614	78.51	33.41	50.48
550,000.01 - 600,000.00	4	2,305,109.57	0.47	8.764	100.00	629	90.03	49.31	100.00
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	2,572	$483,035,465.10	98.71%	8.312%	86.86%	609	80.90%	56.91%	39.42%
2nd Lien	161	6,326,803.08	1.29	11.212	0.00	651	97.77	66.47	0.00
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	1,783	$358,273,090.90	73.21%	8.224%	84.99%	602	79.38%	56.09%	39.21%
Purchase	752	96,502,795.00	19.72	8.900	92.07	638	87.23	52.25	38.52
Rate/Term Refinance	196	34,359,949.65	7.02	8.100	75.75	603	81.97	80.04	37.20
Debt Consolidation	2	226,432.63	0.05	9.464	100.00	557	90.00	100.00	0.00
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	2,348	$426,677,486.10	87.19%	8.244%	84.45%	603	80.50%	58.40%	36.09%
Investment	336	53,583,984.60	10.95	9.149	95.51	647	85.13	49.84	60.95
Second Home	49	9,100,797.48	1.86	8.588	88.56	663	86.57	35.67	41.67
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	118	$6,305,361.27	1.29%	9.624%	0.00%	654	86.27%	66.22%	2.89%
181 - 240	29	3,204,093.25	0.65	7.663	0.00	655	73.94	82.64	16.08
241 - 360	2,586	479,852,813.66	98.06	8.337	87.44	608	81.10	56.74	39.54
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	118	$6,305,361.27	1.29%	9.624%	0.00%	654	86.27%	66.22%	2.89%
181 - 240	29	3,204,093.25	0.65	7.663	0.00	655	73.94	82.64	16.08
241 - 360	2,586	479,852,813.66	98.06	8.337	87.44	608	81.10	56.74	39.54
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	433	$117,708,705.06	24.05%	7.814%	88.94%	609	76.83%	48.35%	38.18%
FL	343	58,177,140.86	11.89	8.380	79.63	620	79.98	51.74	40.38
IL	250	46,376,837.99	9.48	8.639	94.81	606	84.71	58.71	47.14
AZ	152	27,279,918.58	5.57	8.198	87.88	603	80.93	61.17	34.66
MD	118	23,645,754.48	4.83	8.491	90.84	602	81.65	60.77	41.97
NY	71	19,342,818.30	3.95	8.215	79.66	612	76.67	45.59	43.55
NJ	85	19,333,337.61	3.95	8.359	83.83	600	80.05	65.57	58.28
VA	70	13,443,465.72	2.75	8.422	83.60	608	82.48	65.35	41.18
MI	123	13,375,401.34	2.73	8.877	90.72	603	85.52	52.37	22.79
WA	67	13,227,833.29	2.70	8.258	87.96	604	85.02	68.00	51.91
Other	1,021	137,451,054.95	28.09	8.670	81.86	610	83.83	63.68	33.18
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	198	$34,407,728.36	7.03%	7.679%	70.04%	605	49.97%	51.29%	0.00%
60.01 to 70.00%	243	46,464,707.11	9.49	7.785	76.61	596	66.36	48.98	0.00
70.01 to 80.00%	787	145,000,889.92	29.63	7.916	83.71	622	78.29	49.30	0.00
80.01 to 85.00%
With MI:	363	77,716,649.43	15.88	8.512	92.84	590	84.59	63.09	100.00
Without MI:	174	23,211,007.24	4.74	9.141	95.61	549	84.80	77.73	0.00
85.01 to 90.00%
With MI:	333	75,066,970.70	15.34	8.497	89.24	624	89.64	51.34	100.00
Without MI:	157	24,099,513.18	4.92	9.050	98.05	578	89.51	62.64	0.00
90.01 to 95.00%
With MI:	133	28,547,070.81	5.83	8.597	89.21	642	94.79	75.38	100.00
Without MI:	72	11,897,059.01	2.43	9.130	99.43	593	94.66	78.24	0.00
95.01 to 100.00%
With MI:	55	9,099,703.90	1.86	9.347	96.78	664	99.88	59.91	100.00
Without MI:	57	7,524,165.44	1.54	9.617	98.81	599	99.92	80.03	0.00
Subtotal (First Lien):	2,572	$483,035,465.10	98.71%	8.312%	86.86%	609	80.90%	56.91%	39.42%

Second Lien Loans:
Less than 60.01%	2	$93,000.00	0.02%	9.879%	0.00%	654	54.69%	100.00%	0.00%
60.01 to 70.00%	1	30,000.00	0.01	11.350	0.00	649	66.80	100.00	0.00
70.01 to 80.00%	3	201,872.91	0.04	10.136	0.00	630	71.98	70.29	0.00
80.01 to 85.00%	1	30,240.78	0.01	11.250	0.00	623	84.74	100.00	0.00
85.01 to 90.00%	3	136,137.49	0.03	11.112	0.00	639	88.89	100.00	0.00
90.01 to 95.00%	6	214,427.19	0.04	11.276	0.00	651	94.76	50.35	0.00
95.01 to 100.00%	145	5,621,124.71	1.15	11.272	0.00	652	99.97	65.22	0.00
Subtotal (Second Lien):	161	$6,326,803.08	1.29%	11.212%	0.00%	651	97.77%	66.47%	0.00%

Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

*Includes the loan in the securitization and any senior liens.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	1,081	$224,717,811.11	45.92%	8.424%	87.84%	613	82.89%	58.77%	84.69%
60.01 to 70.00%	243	46,464,707.11	9.49	7.785	76.61	596	66.36	48.98	0.00
70.01 to 80.00%	788	145,121,202.01	29.66	7.916	83.73	622	78.30	49.35	0.08
80.01 to 85.00%	174	23,211,007.24	4.74	9.141	95.61	549	84.80	77.73	0.00
85.01 to 90.00%	157	24,099,513.18	4.92	9.050	98.05	578	89.51	62.64	0.00
90.01 to 95.00%	72	11,897,059.01	2.43	9.130	99.43	593	94.66	78.24	0.00
95.01 to 100.00%	57	7,524,165.44	1.54	9.617	98.81	599	99.92	80.03	0.00
Subtotal (First Lien):	2,572	$483,035,465.10	98.71%	8.312%	86.86%	609	80.90%	56.91%	39.42%

Second Lien Loans:
Less than 60.01%	2	$93,000.00	0.02%	9.879%	0.00%	654	54.69%	100.00%	0.00%
60.01 to 70.00%	1	30,000.00	0.01	11.350	0.00	649	66.80	100.00	0.00
70.01 to 80.00%	3	201,872.91	0.04	10.136	0.00	630	71.98	70.29	0.00
80.01 to 85.00%	1	30,240.78	0.01	11.250	0.00	623	84.74	100.00	0.00
85.01 to 90.00%	3	136,137.49	0.03	11.112	0.00	639	88.89	100.00	0.00
90.01 to 95.00%	6	214,427.19	0.04	11.276	0.00	651	94.76	50.35	0.00
95.01 to 100.00%	145	5,621,124.71	1.15	11.272	0.00	652	99.97	65.22	0.00
Subtotal (Second Lien):	161	$6,326,803.08	1.29%	11.212%	0.00%	651	97.77%	66.47%	0.00%

Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

*Combined LTV after taking mortgage insurance into account.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	197	$34,266,728.36	7.00%	7.679%	70.33%	604	50.01%	51.50%	0.00%
60.01 to 70.00%	242	46,303,255.46	9.46	7.779	76.22	596	66.26	48.50	0.00
70.01 to 80.00%	428	84,259,790.69	17.22	7.848	76.15	608	77.18	52.72	0.00
80.01 to 85.00%
With MI:	351	75,783,945.24	15.49	8.506	92.76	590	84.60	62.34	100.00
Without MI:	158	22,328,143.46	4.56	9.113	95.44	549	84.62	76.67	0.00
85.01 to 90.00%
With MI:	316	72,612,809.50	14.84	8.459	89.20	624	89.62	51.93	100.00
Without MI:	133	22,369,910.97	4.57	8.931	98.12	580	88.82	60.83	0.00
90.01 to 95.00%
With MI:	136	29,428,103.97	6.01	8.619	89.77	640	94.40	75.34	100.00
Without MI:	95	15,037,009.43	3.07	8.964	97.32	603	91.33	69.04	0.00
95.01 to 100.00%
With MI:	81	12,605,536.13	2.58	9.308	94.71	656	96.88	58.81	100.00
Without MI:	435	68,040,231.89	13.90	8.264	95.12	633	82.64	51.05	0.00
Subtotal (First Lien):	2,572	$483,035,465.10	98.71%	8.312%	86.86%	609	80.90%	56.91%	39.42%

Second Lien Loans:
Less than 60.01%	2	$93,000.00	0.02%	9.879%	0.00%	654	54.69%	100.00%	0.00%
60.01 to 70.00%	1	30,000.00	0.01	11.350	0.00	649	66.80	100.00	0.00
70.01 to 80.00%	3	201,872.91	0.04	10.136	0.00	630	71.98	70.29	0.00
80.01 to 85.00%	1	30,240.78	0.01	11.250	0.00	623	84.74	100.00	0.00
85.01 to 90.00%	3	136,137.49	0.03	11.112	0.00	639	88.89	100.00	0.00
90.01 to 95.00%	6	214,427.19	0.04	11.276	0.00	651	94.76	50.35	0.00
95.01 to 100.00%	145	5,621,124.71	1.15	11.272	0.00	652	99.97	65.22	0.00
Subtotal (Second Lien):	161	$6,326,803.08	1.29%	11.212%	0.00%	651	97.77%	66.47%	0.00%

Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

*Includes all liens on the mortgaged property.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
470 - 499	2	$283,558.04	0.06%	7.759%	100.00%	482	85.93%	100.00%	0.00%
500 - 520	117	20,139,610.03	4.12	9.153	94.90	510	77.74	79.41	21.13
521 - 540	169	31,673,166.49	6.47	9.001	96.31	531	79.65	80.09	38.17
541 - 560	189	32,839,314.92	6.71	8.875	93.43	552	78.95	61.78	30.96
561 - 580	253	45,014,604.30	9.20	8.676	91.28	570	81.49	67.16	35.16
581 - 600	427	83,942,233.98	17.15	8.363	90.60	591	81.16	57.29	40.63
601 - 620	431	79,736,234.91	16.29	8.131	88.00	611	80.86	52.98	38.03
621 - 640	418	75,047,262.76	15.34	8.086	78.62	629	81.36	53.25	40.73
641 - 660	270	45,402,670.64	9.28	8.126	79.46	650	83.07	51.21	44.07
661 - 680	210	36,307,832.94	7.42	7.852	74.25	669	80.18	47.53	40.11
681 - 700	107	16,447,458.94	3.36	8.081	70.16	689	83.18	40.70	42.15
701 - 720	55	9,239,257.98	1.89	8.171	76.01	710	84.26	58.56	56.42
721 - 740	39	6,010,947.11	1.23	8.411	78.79	729	84.68	35.65	41.84
741 - 760	23	3,549,320.68	0.73	8.387	90.56	749	85.02	15.54	40.34
761 - 780	19	3,311,347.35	0.68	8.620	86.91	769	85.54	29.14	67.25
781 >=	4	417,447.11	0.09	8.776	64.34	798	77.71	90.28	48.87
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	2,097	$358,045,513.55	73.17%	8.321%	85.07%	606	80.71%	57.79%	37.03%
PUD	248	53,137,301.50	10.86	8.258	83.30	612	81.92	61.25	38.60
2-4 Family	219	47,903,953.00	9.79	8.445	91.14	627	81.20	50.12	47.17
Condo	169	30,275,500.13	6.19	8.689	89.36	619	84.34	51.68	48.63
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$122,335,158.32	$19,591,803.99	$216,838,857.94	$4,547,901.18	$0.00	$0.00	$363,313,721.43
Fixed Rate	18,437,658.40	3,882,251.86	2,595,650.28	44,863,974.97	0.00	0.00	69,779,535.51
3 Year Hybrid	24,449,476.06	797,306.25	581,249.88	26,601,493.72	0.00	0.00	52,429,525.91
5 Year Hybrid	1,254,365.01	0.00	0.00	2,585,120.32	0.00	0.00	3,839,485.33
Total:	$166,476,657.79	$24,271,362.10	$220,015,758.10	$78,598,490.19	$0.00	$0.00	$489,362,268.18

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	33.67%	5.39%	59.68%	1.25%	0.00%	0.00%	74.24%
Fixed Rate	26.42	5.56	3.72	64.29	0.00	0.00	14.26
3 Year Hybrid	46.63	1.52	1.11	50.74	0.00	0.00	10.71
5 Year Hybrid	32.67	0.00	0.00	67.33	0.00	0.00	0.78
Total:	34.02%	4.96%	44.96%	16.06%	0.00%	0.00%	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	997	$198,355,816.76	40.53%	7.921%	80.20%	610	79.03%	60.04%	37.94%
None	954	166,476,657.79	34.02	8.712	88.92	610	82.86	55.81	41.66
6 Mo. Int. on Amount Prepaid > 20% UPB	179	39,418,678.43	8.06	8.293	91.02	612	79.35	43.38	35.86
5% of UPB	139	20,207,193.79	4.13	8.660	95.49	626	82.25	49.50	38.73
2% of UPB	134	17,891,023.03	3.66	8.750	86.07	600	84.51	68.93	32.46
Other	330	47,012,898.38	9.61	8.632	89.09	598	83.47	58.86	38.42
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	1,676	$279,109,473.12	57.04%	8.142%	80.00%	601	82.15%	100.00%	41.04%
Stated	1,032	204,350,781.07	41.76	8.639	93.58	621	79.67	0.00	35.90
Limited	23	5,592,582.31	1.14	8.102	84.82	610	82.25	0.00	45.43
No Documentation	2	309,431.68	0.06	8.298	100.00	659	81.77	0.00	0.00
Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
0.01 to 5.00	2	$589,065.21	0.12%	8.191%	100.00%	695	85.49%	100.00%	80.67%
5.01 to 10.00	13	1,776,435.96	0.36	9.060	91.45	626	88.00	100.00	46.13
10.01 to 15.00	34	4,895,615.06	1.00	8.739	87.41	623	82.87	100.00	47.33
15.01 to 20.00	56	7,835,777.69	1.60	8.011	72.79	614	79.48	100.00	42.49
20.01 to 25.00	49	7,109,136.56	1.45	8.236	74.39	606	78.66	100.00	47.23
25.01 to 30.00	106	16,276,504.09	3.33	8.024	67.47	610	78.22	100.00	44.20
30.01 to 35.00	167	23,194,971.44	4.74	8.053	69.97	606	79.04	100.00	40.28
35.01 to 40.00	209	32,205,651.11	6.58	8.127	77.45	601	82.50	100.00	38.12
40.01 to 45.00	297	49,356,877.94	10.09	8.259	80.17	597	83.21	100.00	44.81
45.01 to 50.00	525	94,789,779.59	19.37	8.115	84.40	596	83.39	100.00	41.31
50.01 to 55.00	217	40,983,746.46	8.37	8.070	82.92	600	81.83	100.00	34.52
55.01 to 60.00	1	95,912.01	0.02	7.800	100.00	577	57.83	100.00	0.00
Subtotal (Full Doc):	1,676	$279,109,473.12	57.04%	8.142%	80.00%	601	82.15%	100.00%	41.04%

Non-Full Doc Loans:
Not Available	1	$109,431.68	0.02%	9.500%	100.00%	591	85.00%	0.00%	0.00%
0.01 to 5.00	3	406,560.06	0.08	9.480	35.69	644	82.49	0.00	14.15
5.01 to 10.00	5	1,290,821.95	0.26	8.464	100.00	705	83.46	0.00	70.99
10.01 to 15.00	23	4,284,093.22	0.88	9.245	100.00	645	82.44	0.00	49.89
15.01 to 20.00	59	8,532,980.74	1.74	8.737	85.79	631	75.66	0.00	33.23
20.01 to 25.00	24	3,465,501.14	0.71	9.034	83.32	618	76.96	0.00	34.52
25.01 to 30.00	56	8,412,362.95	1.72	8.970	89.59	626	78.19	0.00	30.59
30.01 to 35.00	90	16,835,306.72	3.44	8.613	93.68	615	79.57	0.00	40.62
35.01 to 40.00	139	29,385,285.91	6.00	8.333	91.39	620	77.49	0.00	33.33
40.01 to 45.00	245	50,113,398.06	10.24	8.542	94.86	613	79.75	0.00	32.06
45.01 to 50.00	344	72,186,558.90	14.75	8.728	95.16	621	81.65	0.00	40.37
50.01 to 55.00	66	14,980,736.24	3.06	8.428	90.86	624	77.53	0.00	27.88
55.01 to 60.00	2	249,757.49	0.05	9.220	100.00	685	97.41	0.00	63.97
Subtotal (Non-Full Doc):	1,057	$210,252,795.06	42.96%	8.624%	93.36%	621	79.74%	0.00%	36.10%

Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	2	$471,090.07	0.10%	5.500%	100.00%	520	85.81%	100.00%	82.36%
5.501 to 6.000	10	2,792,032.99	0.57	5.894	100.00	611	70.31	88.54	10.66
6.001 to 6.500	34	7,873,739.06	1.61	6.376	100.00	629	74.22	80.13	18.71
6.501 to 7.000	131	30,369,817.39	6.21	6.844	100.00	621	72.44	74.27	21.58
7.001 to 7.500	212	46,541,927.79	9.51	7.320	100.00	626	78.15	66.80	23.09
7.501 to 8.000	292	65,674,569.91	13.42	7.811	100.00	615	79.77	52.14	39.94
8.001 to 8.500	309	61,944,823.22	12.66	8.300	100.00	607	82.19	48.92	44.28
8.501 to 9.000	466	91,980,071.87	18.80	8.781	100.00	599	84.27	45.55	53.49
9.001 to 9.500	261	47,210,610.96	9.65	9.288	100.00	593	85.09	50.29	47.45
9.501 to 10.000	221	34,823,746.24	7.12	9.796	100.00	592	86.15	50.40	47.43
10.001 to 10.500	122	16,624,875.16	3.40	10.272	100.00	586	86.59	49.83	50.17
10.501 to 11.000	80	9,795,519.61	2.00	10.781	100.00	585	87.19	29.59	31.12
Greater than 11.000	34	3,479,908.40	0.71	11.549	100.00	579	87.33	42.27	22.84
Subtotal (ARM Loans):	2,174	$419,582,732.67	85.74%	8.458%	100.00%	605	81.88%	53.22%	41.33%

Fixed Rate Loans:
5.501 to 6.000	6	$1,126,299.04	0.23%	5.991%	0.00%	685	76.16%	68.57%	0.00%
6.001 to 6.500	23	4,752,221.46	0.97	6.350	0.00	660	75.40	79.47	25.49
6.501 to 7.000	140	22,737,526.91	4.65	6.806	0.00	639	72.04	91.00	21.94
7.001 to 7.500	116	18,343,231.21	3.75	7.254	0.00	625	72.74	88.92	18.44
7.501 to 8.000	28	5,890,054.11	1.20	7.787	0.00	623	75.28	61.01	40.48
8.001 to 8.500	24	3,483,927.67	0.71	8.259	0.00	623	80.17	66.08	42.69
8.501 to 9.000	26	3,228,141.90	0.66	8.884	0.00	595	83.28	74.92	43.02
9.001 to 9.500	23	2,364,683.89	0.48	9.268	0.00	611	84.08	51.39	51.62
9.501 to 10.000	24	1,733,083.68	0.35	9.784	0.00	619	83.54	54.50	35.06
10.001 to 10.500	32	1,317,328.46	0.27	10.353	0.00	665	95.97	72.07	10.17
10.501 to 11.000	20	980,260.89	0.20	10.796	0.00	631	89.89	62.68	8.08
Greater than 11.000	97	3,822,776.29	0.78	11.983	0.00	639	98.12	58.29	3.32
Subtotal (Fixed Rate):	559	$69,779,535.51	14.26%	7.695%	0.00%	632	76.55%	79.99%	24.38%

Total:	2,733	$489,362,268.18	100.00%	8.349%	85.74%	609	81.12%	57.04%	38.91%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.501 - 4.000	10	$1,737,978.24	0.41%	7.477%	100.00%	638	76.06%	74.44%	14.01%
4.001 - 4.500	34	5,898,635.53	1.41	7.894	100.00	624	79.21	68.65	19.14
4.501 - 5.000	118	21,656,435.25	5.16	8.566	100.00	607	83.18	60.09	46.01
5.001 - 5.500	309	58,874,090.90	14.03	8.570	100.00	633	86.70	46.39	58.22
5.501 - 6.000	481	105,924,500.73	25.25	7.958	100.00	600	80.45	61.07	41.03
6.001 - 6.500	609	119,976,100.54	28.59	8.501	100.00	595	81.33	55.26	40.93
6.501 - 7.000	181	33,928,189.46	8.09	8.735	100.00	587	80.74	56.70	34.88
7.001 - 7.500	325	54,021,134.30	12.87	8.824	100.00	616	80.79	40.78	32.53
7.501 - 8.000	58	8,943,155.54	2.13	9.320	100.00	608	84.52	22.25	32.73
8.001 - 8.500	33	6,525,757.04	1.56	9.178	100.00	604	80.56	25.79	35.24
8.501 - 9.000	12	1,666,517.01	0.40	9.617	100.00	616	88.26	76.30	36.09
9.001 - 9.500	4	430,238.13	0.10	9.346	100.00	610	87.23	100.00	0.00
Total:	2,174	$419,582,732.67	100.00%	8.458%	100.00%	605	81.88%	53.22%	41.33%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1	$75,000.99	0.02%	7.575%	100.00%	611	58.14%	100.00%	0.00%
1.500	433	81,948,578.83	19.53	8.584	100.00	592	81.21	59.75	44.96
2.000	2	243,211.63	0.06	8.345	100.00	647	82.25	0.00	0.00
3.000	1,738	337,315,941.22	80.39	8.428	100.00	609	82.04	51.66	40.49
Total:	2,174	$419,582,732.67	100.00%	8.458%	100.00%	605	81.88%	53.22%	41.33%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1,267	$252,105,359.91	60.08%	8.372%	100.00%	605	81.96%	54.98%	42.57%
1.500	907	167,477,372.76	39.92	8.587	100.00	605	81.75	50.56	39.46
Total:	2,174	$419,582,732.67	100.00%	8.458%	100.00%	605	81.88%	53.22%	41.33%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.501 - 12.000	1	$165,260.32	0.04%	5.950%	100.00%	611	80.00%	100.00%	0.00%
12.001 - 12.500	6	1,350,185.75	0.32	6.082	100.00	595	83.47	74.35	45.74
12.501 - 13.000	25	5,530,274.86	1.32	6.401	100.00	622	70.25	86.79	11.76
13.001 - 13.500	99	20,889,366.63	4.98	6.996	100.00	630	77.16	74.05	18.73
13.501 - 14.000	192	43,756,539.63	10.43	7.205	100.00	617	75.84	66.41	29.00
14.001 - 14.500	242	50,558,674.72	12.05	7.674	100.00	617	78.94	60.00	29.87
14.501 - 15.000	338	72,252,454.45	17.22	8.110	100.00	608	81.10	52.50	43.14
15.001 - 15.500	280	56,684,061.32	13.51	8.524	100.00	605	83.24	46.81	45.73
15.501 - 16.000	397	77,722,760.92	18.52	8.897	100.00	600	84.30	41.30	53.14
16.001 - 16.500	215	38,153,216.98	9.09	9.378	100.00	595	85.34	51.25	50.13
16.501 - 17.000	194	30,040,493.14	7.16	9.918	100.00	592	86.62	51.36	48.50
17.001 - 17.500	105	13,866,173.14	3.30	10.351	100.00	576	86.93	56.44	46.20
17.501 - 18.000	58	6,636,421.09	1.58	10.848	100.00	576	85.16	35.48	25.44
18.001 - 18.500	16	1,510,294.03	0.36	11.570	100.00	582	85.88	33.95	18.22
18.501 - 19.000	4	349,790.57	0.08	11.629	100.00	574	56.34	29.23	0.00
19.001 - 19.500	2	116,765.12	0.03	12.160	100.00	538	79.81	100.00	0.00
Total:	2,174	$419,582,732.67	100.00%	8.458%	100.00%	605	81.88%	53.22%	41.33%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	91	$15,822,719.08	3.77%	7.841%	100.00%	635	81.42%	47.54%	33.41%
5.501 - 6.000	34	7,644,714.96	1.82	7.598	100.00	617	82.36	62.42	34.81
6.001 - 6.500	53	11,388,064.80	2.71	7.163	100.00	628	78.68	74.46	31.80
6.501 - 7.000	138	31,516,275.93	7.51	7.000	100.00	617	73.36	73.11	21.89
7.001 - 7.500	182	40,569,659.97	9.67	7.355	100.00	624	78.05	66.43	23.71
7.501 - 8.000	286	63,287,573.31	15.08	7.853	100.00	613	79.42	53.16	39.88
8.001 - 8.500	285	58,446,024.44	13.93	8.305	100.00	603	82.19	50.47	44.38
8.501 - 9.000	430	86,034,963.64	20.50	8.780	100.00	598	84.07	45.53	53.42
9.001 - 9.500	238	43,084,465.98	10.27	9.277	100.00	593	84.94	49.32	48.40
9.501 - 10.000	203	32,339,315.24	7.71	9.794	100.00	591	86.06	50.44	47.87
10.001 - 10.500	121	16,303,472.16	3.89	10.272	100.00	583	86.32	50.81	49.19
10.501 - 11.000	80	9,795,519.61	2.33	10.781	100.00	585	87.19	29.59	31.12
11.001 - 11.500	18	1,755,835.09	0.42	11.244	100.00	595	94.02	58.32	26.89
11.501 - 12.000	8	878,870.25	0.21	11.723	100.00	577	77.49	20.39	24.46
12.001 - 12.500	7	715,258.21	0.17	12.166	100.00	557	86.14	37.41	15.07
Total:	2,174	$419,582,732.67	100.00%	8.458%	100.00%	605	81.88%	53.22%	41.33%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
13 - 24	1,851	$362,821,301.43	86.47%	8.454%	100.00%	605	81.93%	52.70%	43.24%
25 - 36	304	52,921,945.91	12.61	8.545	100.00	609	82.33	55.50	29.02
37 >=	19	3,839,485.33	0.92	7.636	100.00	620	70.88	71.17	30.48
Total:	2,174	$419,582,732.67	100.00%	8.458%	100.00%	605	81.88%	53.22%	41.33%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SAIL 2006-4 Collateral Summary - Group 3

Total Number of Loans	4,550	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,094,600,815	No	70.5%
Average Loan Principal Balance	$240,571	Yes	29.5%
Fixed Rate	16.5%
Adjustable Rate	83.5%	Primary Mortgage Insurance Coverage
Prepayment Premium	68.7%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.4%	No	17.6%
Weighted Average Margin	6.1%	Yes	82.4%
Weighted Average Initial Periodic Cap	2.5%
Weighted Average Periodic Cap	1.2%	Lien Position
Weighted Average Maximum Rate	15.2%	First	95.5%
Weighted Average Floor	8.2%	Second	4.5%
Weighted Average Original Term (mo.)	353
Weighted Average Remaining Term (mo.)	351	Loan Purpose
Weighted Average Loan Age (mo.)	2	Purchase	57.6%
Weighted Average Combined LTV	82.5%	Cash Out Refinance	38.4%
Weighted Average Effective Combined LTV	73.5%	Rate/Term Refinance	4.0%
Weighted Average Full Combined LTV	89.9%	Debt Consolidation	0.0%
% of Loans with Junior Liens	38.3%
Non-Zero Weighted Average FICO	626	Geographic Distribution
Non-Zero Weighted Average DTI	42.3%	(Other states account individually for less than
% IO Loans	26.2%	3% of the Cut-off Date principal balance)
		CA	42.3%
Product Type		FL	9.9%
2 Year Hybrid (Non-Balloon)	44.8%	NY	6.3%
2 Year Hybrid (Balloon)	32.1%	NJ	4.3%
Fixed Rate (Non-Balloon)	11.0%	IL	3.8%
Fixed Rate (Balloon)	5.5%	AZ	3.7%
3 Year Hybrid (Non-Balloon)	4.8%	TX	3.3%
3 Year Hybrid (Balloon)	0.9%
Other	0.9%	Occupancy Status
		Primary Home	94.3%
Amortization Type		Investment	3.9%
Fully Amortizing	35.3%	Second Home	1.8%
Balloon	38.5%
Interest Only	26.2%
Documentation Type
Full	50.4%
Stated	47.1%
Limited	2.5%

Collateral information is as of the Statistical Calculation Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,096	$232,852,928.73	21.27%	8.604%	100.00%	613	82.08%	50.81%	31.97%
Fixed Rate - 30 Year	704	103,568,274.25	9.46	8.361	0.00	624	80.07	76.46	30.18
3/27 ARM (LIBOR)	219	38,594,580.47	3.53	8.630	100.00	600	80.70	60.71	20.10
Fixed Rate - 15 Year	46	4,430,134.13	0.40	8.407	0.00	606	73.59	71.05	25.18
5/25 ARM (LIBOR)	23	3,643,371.35	0.33	8.471	100.00	636	78.14	36.23	27.16
Fixed Rate - 20 Year	19	1,516,281.61	0.14	8.595	0.00	608	71.85	92.35	25.21
2/38 ARM (LIBOR)	2	551,941.00	0.05	8.672	100.00	512	85.29	25.34	0.00
Fixed Rate - 25 Year	4	282,766.94	0.03	8.848	0.00	596	78.30	100.00	27.61
6 Month ARM (LIBOR)	3	273,636.64	0.02	7.645	100.00	688	79.49	0.00	37.51
Fixed Rate - 40 Year	1	197,593.80	0.02	7.990	0.00	623	90.00	100.00	100.00
Fixed Rate - 10 Year	3	196,882.26	0.02	9.079	0.00	578	63.91	64.61	0.00
Subtotal (Fully Amortizing):	2,120	$386,108,391.18	35.27%	8.538%	71.46%	614	81.22%	58.94%	30.13%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	1,080	$351,292,211.99	32.09%	8.334%	100.00%	611	82.17%	47.74%	34.44%
Fixed Rate - 15/30 Year Balloon	426	39,358,227.74	3.60	11.204	0.00	664	99.81	36.32	0.00
Fixed Rate - 30/40 Year Balloon	79	21,166,535.54	1.93	8.032	0.00	626	82.85	66.15	48.12
3/27 ARM (LIBOR) - 30/40 Year Balloon	37	9,558,613.30	0.87	8.074	100.00	617	83.53	65.44	54.43
Subtotal (Balloon):	1,622	$421,375,588.57	38.50%	8.581%	85.64%	617	83.88%	48.00%	32.36%

Interest-Only Loans:
2/28 ARM (LIBOR)	713	$257,084,313.62	23.49%	7.877%	100.00%	653	82.36%	40.76%	22.85%
3/27 ARM (LIBOR)	38	13,799,431.36	1.26	7.634	100.00	665	83.17	55.54	32.54
Fixed Rate - 30 Year	40	10,298,985.72	0.94	7.706	0.00	643	82.08	60.29	55.25
5/25 ARM (LIBOR)	10	4,746,499.96	0.43	7.281	100.00	667	81.00	58.50	19.34
6 Month ARM (LIBOR)	6	1,065,255.59	0.10	7.428	100.00	638	84.13	57.21	67.18
Fixed Rate - 40 Year	1	122,349.01	0.01	9.990	0.00	571	90.00	0.00	100.00
Subtotal (IO Loans):	808	$287,116,835.26	26.23%	7.849%	96.37%	653	82.38%	42.51%	24.61%

Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

*If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	1	$159,120.00	0.06%	8.450%	100.00%	619	80.00%	100.00%	0.00%
60	792	281,533,959.71	98.06	7.860	96.30	653	82.39	42.09	24.52
84	9	4,358,499.96	1.52	7.219	100.00	659	81.09	63.70	21.06
120	6	1,065,255.59	0.37	7.428	100.00	638	84.13	57.21	67.18
Total:	808	$287,116,835.26	100.00%	7.849%	96.37%	653	82.38%	42.51%	24.61%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	2,471	$418,291,019.18	38.21%	8.789%	65.83%	619	83.09%	56.55%	27.39%
40 Year Amortization	1,199	382,766,895.63	34.97	8.311	94.42	612	82.25	49.19	35.68
Interest Only	808	287,116,835.26	26.23	7.849	96.37	653	82.38	42.51	24.61
15 Year Amortization	46	4,430,134.13	0.40	8.407	0.00	606	73.59	71.05	25.18
20 Year Amortization	19	1,516,281.61	0.14	8.595	0.00	608	71.85	92.35	25.21
25 Year Amortization	4	282,766.94	0.03	8.848	0.00	596	78.30	100.00	27.61
10 Year Amortization	3	196,882.26	0.02	9.079	0.00	578	63.91	64.61	0.00
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	206	$7,905,755.55	0.72%	10.474%	31.69%	615	81.31%	67.06%	3.85%
50,000.01 - 100,000.00	812	62,933,131.84	5.75	9.578	37.49	611	82.90	67.10	9.28
100,000.01 - 150,000.00	782	96,674,710.36	8.83	9.200	54.54	616	82.87	65.41	12.35
150,000.01 - 200,000.00	549	96,568,153.44	8.82	8.468	78.47	609	79.95	65.27	21.24
200,000.01 - 250,000.00	442	99,933,191.42	9.13	8.411	88.80	619	80.62	52.34	23.99
250,000.01 - 300,000.00	359	98,663,190.42	9.01	8.220	91.94	629	82.03	47.88	23.35
300,000.01 - 350,000.00	287	93,177,475.18	8.51	8.173	92.71	630	82.49	43.03	26.90
350,000.01 - 400,000.00	200	75,177,501.93	6.87	8.196	94.03	643	83.15	31.50	25.29
400,000.01 - 450,000.00	277	119,061,238.90	10.88	8.065	90.30	631	82.95	42.59	40.20
450,000.01 - 500,000.00	284	135,691,888.90	12.40	8.085	90.81	626	82.45	42.29	35.60
500,000.01 - 550,000.00	141	74,141,046.08	6.77	8.080	93.68	632	85.37	45.30	53.24
550,000.01 - 600,000.00	93	53,480,804.10	4.89	8.096	94.57	627	84.20	46.34	47.07
600,000.01 - 650,000.00	49	30,703,856.50	2.81	8.038	85.62	635	84.12	53.04	49.18
650,000.01 >=	69	50,488,870.39	4.61	8.076	89.65	638	83.20	63.38	35.17
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	4,004	$1,045,240,608.94	95.49%	8.242%	87.39%	624	81.73%	50.96%	30.94%
2nd Lien	546	49,360,206.07	4.51	11.169	0.00	664	99.80	38.98	0.00
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Purchase	2,608	$630,503,942.88	57.60%	8.475%	87.54%	644	84.71%	38.97%	25.37%
Cash Out Refinance	1,740	420,112,114.14	38.38	8.236	78.51	600	79.48	64.26	35.61
Rate/Term Refinance	201	43,774,619.12	4.00	8.230	71.86	603	80.97	82.18	31.58
Debt Consolidation	1	210,138.87	0.02	8.400	100.00	508	80.00	100.00	0.00
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	4,229	$1,032,087,432.41	94.29%	8.341%	83.33%	625	82.55%	50.23%	29.00%
Investment	249	43,121,484.11	3.94	8.983	86.82	637	81.97	60.23	44.96
Second Home	72	19,391,898.49	1.77	8.767	82.20	654	84.04	38.32	24.14
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	475	$43,985,244.13	4.02%	10.912%	0.00%	657	97.01%	39.94%	2.54%
181 - 240	19	1,516,281.61	0.14	8.595	0.00	608	71.85	92.35	25.21
241 - 360	4,052	1,048,227,405.46	95.76	8.266	87.09	624	81.95	50.81	30.68
361 - 480	4	871,883.81	0.08	8.702	63.30	545	87.02	38.71	36.70
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	475	$43,985,244.13	4.02%	10.912%	0.00%	657	97.01%	39.94%	2.54%
181 - 240	19	1,516,281.61	0.14	8.595	0.00	608	71.85	92.35	25.21
241 - 360	4,052	1,048,227,405.46	95.76	8.266	87.09	624	81.95	50.81	30.68
361 - 480	4	871,883.81	0.08	8.702	63.30	545	87.02	38.71	36.70
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	1,366	$462,830,129.94	42.28%	8.071%	85.71%	636	82.95%	44.81%	28.43%
FL	571	108,251,959.36	9.89	8.606	86.14	613	80.49	54.39	26.32
NY	192	69,421,316.19	6.34	8.593	85.79	637	85.67	29.67	49.65
NJ	160	46,919,150.25	4.29	8.660	84.93	629	83.66	50.28	49.79
IL	207	41,483,611.74	3.79	8.675	86.50	624	83.06	57.27	23.99
AZ	191	41,013,870.25	3.75	8.505	91.04	621	81.38	53.03	23.23
TX	322	36,560,916.51	3.34	8.515	55.15	604	80.43	68.45	16.91
MD	130	30,893,841.54	2.82	8.496	79.21	609	79.48	65.46	30.45
NV	105	28,060,344.89	2.56	8.342	92.97	629	81.45	40.48	23.62
VA	86	20,038,264.31	1.83	8.603	82.41	615	81.84	50.43	36.09
Other	1,220	209,127,410.03	19.11	8.639	78.25	612	82.62	61.77	27.03
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	236	$36,503,451.99	3.33%	8.242%	68.37%	580	49.84%	72.65%	0.00%
60.01 to 70.00%	251	54,440,422.65	4.97	8.083	78.42	583	66.53	72.26	0.00
70.01 to 80.00%	2,240	561,648,323.10	51.31	7.987	90.07	635	79.25	48.01	0.00
80.01 to 85.00%
With MI:	328	96,056,807.89	8.78	8.268	78.63	602	84.43	51.91	100.00
Without MI:	68	11,668,797.13	1.07	9.063	94.39	550	84.77	66.84	0.00
85.01 to 90.00%
With MI:	386	130,889,822.80	11.96	8.581	88.23	621	89.68	41.01	100.00
Without MI:	126	32,009,500.16	2.92	8.966	95.74	584	89.89	50.11	0.00
90.01 to 95.00%
With MI:	187	63,981,295.87	5.85	8.533	88.30	642	94.68	66.94	100.00
Without MI:	51	16,065,535.62	1.47	8.552	95.08	608	94.52	54.50	0.00
95.01 to 100.00%
With MI:	95	32,434,744.05	2.96	9.427	82.71	664	99.88	40.48	100.00
Without MI:	36	9,541,907.68	0.87	9.253	90.85	632	99.75	52.48	0.00
Subtotal (First Lien):	4,004	$1,045,240,608.94	95.49%	8.242%	87.39%	624	81.73%	50.96%	30.94%

Second Lien Loans:
85.01 to 90.00%	2	$122,824.70	0.01%	10.951%	0.00%	614	89.99%	20.03%	0.00%
90.01 to 95.00%	17	1,463,995.86	0.13	11.030	0.00	659	94.99	40.91	0.00
95.01 to 100.00%	527	47,773,385.51	4.36	11.174	0.00	665	99.97	38.97	0.00
Subtotal (Second Lien):	546	$49,360,206.07	4.51%	11.169%	0.00%	664	99.80%	38.98%	0.00%

Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

*Includes the loan in the securitization and any senior liens.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	1,227	$359,047,850.49	32.80%	8.533%	83.13%	619	86.04%	51.74%	89.83%
60.01 to 70.00%	255	55,156,046.04	5.04	8.075	78.70	583	66.79	71.79	1.30
70.01 to 80.00%	2,241	561,750,971.82	51.32	7.987	90.07	635	79.25	48.00	0.02
80.01 to 85.00%	68	11,668,797.13	1.07	9.063	94.39	550	84.77	66.84	0.00
85.01 to 90.00%	126	32,009,500.16	2.92	8.966	95.74	584	89.89	50.11	0.00
90.01 to 95.00%	51	16,065,535.62	1.47	8.552	95.08	608	94.52	54.50	0.00
95.01 to 100.00%	36	9,541,907.68	0.87	9.253	90.85	632	99.75	52.48	0.00
Subtotal (First Lien):	4,004	$1,045,240,608.94	95.49%	8.242%	87.39%	624	81.73%	50.96%	30.94%

Second Lien Loans:
85.01 to 90.00%	2	$122,824.70	0.01%	10.951%	0.00%	614	89.99%	20.03%	0.00%
90.01 to 95.00%	17	1,463,995.86	0.13	11.030	0.00	659	94.99	40.91	0.00
95.01 to 100.00%	527	47,773,385.51	4.36	11.174	0.00	665	99.97	38.97	0.00
Subtotal (Second Lien):	546	$49,360,206.07	4.51%	11.169%	0.00%	664	99.80%	38.98%	0.00%

Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

*Combined LTV after taking mortgage insurance into account.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	232	$35,940,259.11	3.28%	8.229%	68.59%	581	49.78%	72.22%	0.00%
60.01 to 70.00%	244	52,217,140.30	4.77	8.100	78.42	583	66.53	72.03	0.00
70.01 to 80.00%	804	172,772,692.09	15.78	8.236	79.58	591	77.56	66.41	0.00
80.01 to 85.00%
With MI:	290	88,588,403.36	8.09	8.235	78.74	602	84.39	51.03	100.00
Without MI:	56	10,950,007.01	1.00	9.031	94.02	549	83.58	62.71	0.00
85.01 to 90.00%
With MI:	356	121,448,554.44	11.10	8.577	87.46	621	89.67	40.22	100.00
Without MI:	111	29,287,232.90	2.68	8.828	93.67	588	88.77	43.74	0.00
90.01 to 95.00%
With MI:	213	69,230,608.12	6.32	8.557	88.74	640	94.13	65.49	100.00
Without MI:	99	28,389,575.20	2.59	8.336	95.50	622	88.72	54.08	0.00
95.01 to 100.00%
With MI:	137	44,095,104.69	4.03	9.197	83.76	648	96.68	45.60	100.00
Without MI:	1,462	392,321,031.72	35.84	7.926	94.61	653	80.52	40.73	0.00
Subtotal (First Lien):	4,004	$1,045,240,608.94	95.49%	8.242%	87.39%	624	81.73%	50.96%	30.94%

Second Lien Loans:
85.01 to 90.00%	2	$122,824.70	0.01%	10.951%	0.00%	614	89.99%	20.03%	0.00%
90.01 to 95.00%	17	1,463,995.86	0.13	11.030	0.00	659	94.99	40.91	0.00
95.01 to 100.00%	527	47,773,385.51	4.36	11.174	0.00	665	99.97	38.97	0.00
Subtotal (Second Lien):	546	$49,360,206.07	4.51%	11.169%	0.00%	664	99.80%	38.98%	0.00%

Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

*Includes all liens on the mortgaged property.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
470 - 499	14	$2,214,553.76	0.20%	8.432%	81.75%	488	88.31%	45.34%	0.00%
500 - 520	225	38,738,913.57	3.54	9.106	90.11	511	74.18	79.22	10.78
521 - 540	242	44,962,995.81	4.11	8.918	86.96	531	74.67	84.35	21.42
541 - 560	308	62,601,345.40	5.72	8.752	88.28	552	79.22	72.80	35.59
561 - 580	332	79,340,839.96	7.25	8.544	85.48	572	80.36	70.99	34.86
581 - 600	422	102,886,019.09	9.40	8.498	86.48	590	83.59	57.52	43.85
601 - 620	595	147,982,520.64	13.52	8.245	82.67	611	83.89	61.20	34.42
621 - 640	810	201,999,550.31	18.45	8.302	83.51	630	83.15	42.43	27.59
641 - 660	617	153,522,450.15	14.03	8.200	80.21	650	83.36	37.58	25.12
661 - 680	381	103,150,661.89	9.42	8.184	83.57	671	84.00	38.91	29.14
681 - 700	237	58,579,001.25	5.35	8.176	76.38	689	84.63	35.87	27.30
701 - 720	156	41,628,357.97	3.80	8.226	80.54	710	83.92	23.79	19.84
721 - 740	92	23,871,719.87	2.18	8.258	82.23	730	85.67	23.66	25.02
741 - 760	68	18,650,566.59	1.70	8.344	82.60	748	85.62	26.22	24.95
761 - 780	40	10,435,480.09	0.95	7.960	78.73	769	83.59	36.52	17.15
781 >=	11	4,035,838.66	0.37	8.906	91.90	796	88.82	44.63	63.13
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	3,299	$773,518,519.37	70.67%	8.316%	82.18%	622	82.07%	52.71%	30.14%
PUD	602	158,787,766.80	14.51	8.360	86.75	627	82.95	49.10	26.35
2-4 Family	319	90,264,491.85	8.25	8.813	84.92	650	85.69	34.48	36.36
Condo	329	71,957,858.15	6.57	8.474	88.04	633	82.91	48.64	21.65
Manufactured Housing	1	72,178.84	0.01	8.600	0.00	589	85.00	100.00	0.00
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$265,493,612.91	$53,861,966.47	$519,815,153.98	$2,610,661.98	$0.00	$0.00	$841,781,395.34
Fixed Rate	54,969,874.32	10,409,724.59	16,302,827.79	99,455,604.30	0.00	0.00	181,138,031.00
3 Year Hybrid	20,038,808.29	3,778,867.12	2,121,480.18	36,013,469.54	0.00	0.00	61,952,625.13
5 Year Hybrid	2,024,961.89	500,000.00	0.00	5,864,909.42	0.00	0.00	8,389,871.31
6 Month ARM	497,488.71	0.00	0.00	302,020.05	0.00	539,383.47	1,338,892.23
Total:	$343,024,746.12	$68,550,558.18	$538,239,461.95	$144,246,665.29	$0.00	$539,383.47	$1,094,600,815.01

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	31.54%	6.40%	61.75%	0.31%	0.00%	0.00%	76.90%
Fixed Rate	30.35	5.75	9.00	54.91	0.00	0.00	16.55
3 Year Hybrid	32.35	6.10	3.42	58.13	0.00	0.00	5.66
5 Year Hybrid	24.14	5.96	0.00	69.90	0.00	0.00	0.77
6 Month ARM	37.16	0.00	0.00	22.56	0.00	40.29	0.12
Total:	31.34%	6.26%	49.17%	13.18%	0.00%	0.05%	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	2,181	$578,632,116.28	52.86%	8.039%	82.63%	624	82.20%	53.70%	29.13%
None	1,465	343,024,746.12	31.34	8.869	83.97	631	83.38	45.12	33.14
6 Mo. Int. on Amount Prepaid > 20% UPB	226	60,969,691.15	5.57	8.304	86.56	639	83.04	36.58	17.93
2% of UPB	173	32,787,676.62	3.00	8.586	85.49	615	82.94	52.16	29.24
5% of UPB	188	30,109,711.97	2.75	8.857	86.62	608	81.11	51.24	27.56
Other	317	49,076,872.87	4.48	8.501	82.35	608	80.95	64.27	25.07
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	2,573	$551,865,398.14	50.42%	8.119%	78.46%	609	81.42%	100.00%	28.90%
Stated	1,895	515,679,323.04	47.11	8.660	88.84	644	83.61	0.00	30.10
Limited	82	27,056,093.83	2.47	8.102	82.50	626	85.43	0.00	31.93
Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
Not Available	1	$270,000.00	0.02%	8.500%	100.00%	586	90.00%	100.00%	100.00%
0.01 to 5.00	10	2,527,895.04	0.23	8.004	93.83	616	80.12	100.00	4.89
5.01 to 10.00	17	2,953,468.65	0.27	8.648	81.41	604	84.55	100.00	40.56
10.01 to 15.00	31	6,045,172.33	0.55	8.393	57.19	616	80.31	100.00	26.09
15.01 to 20.00	70	10,470,994.58	0.96	8.354	71.57	603	80.72	100.00	35.49
20.01 to 25.00	123	22,745,061.59	2.08	8.192	69.38	615	79.40	100.00	27.61
25.01 to 30.00	187	31,347,343.20	2.86	8.114	69.08	601	79.01	100.00	28.05
30.01 to 35.00	253	44,771,305.94	4.09	8.144	74.07	605	79.46	100.00	21.17
35.01 to 40.00	346	70,909,665.04	6.48	8.159	76.79	614	81.34	100.00	27.09
40.01 to 45.00	503	105,997,043.98	9.68	8.152	77.99	611	81.88	100.00	28.07
45.01 to 50.00	691	163,361,111.82	14.92	8.078	82.18	614	83.11	100.00	32.47
50.01 to 55.00	340	90,177,135.97	8.24	8.039	82.90	596	80.25	100.00	28.90
55.01 to 60.00	1	289,200.00	0.03	6.500	100.00	621	79.97	100.00	0.00
Subtotal (Full Doc):	2,573	$551,865,398.14	50.42%	8.119%	78.46%	609	81.42%	100.00%	28.90%

Non-Full Doc Loans:
Not Available	2	$114,538.77	0.01%	8.402%	36.39%	609	78.80%	0.00%	0.00%
5.01 to 10.00	8	2,169,931.40	0.20	9.272	87.00	634	91.98	0.00	64.69
10.01 to 15.00	26	3,837,937.87	0.35	8.420	29.83	629	78.97	0.00	35.53
15.01 to 20.00	22	2,903,913.53	0.27	8.530	70.72	614	80.57	0.00	20.21
20.01 to 25.00	41	8,152,853.20	0.74	8.383	95.12	642	80.20	0.00	21.20
25.01 to 30.00	69	14,697,911.72	1.34	8.522	87.53	638	80.78	0.00	38.52
30.01 to 35.00	157	39,212,187.49	3.58	8.623	91.64	641	83.66	0.00	38.32
35.01 to 40.00	251	67,101,540.42	6.13	8.576	90.72	651	82.90	0.00	33.05
40.01 to 45.00	499	142,694,794.42	13.04	8.615	88.17	640	84.00	0.00	33.20
45.01 to 50.00	797	230,929,266.98	21.10	8.668	89.08	644	84.42	0.00	26.92
50.01 to 55.00	105	30,920,541.07	2.82	8.689	85.32	634	81.32	0.00	20.62
Subtotal (Non-Full Doc):	1,977	$542,735,416.87	49.58%	8.632%	88.52%	643	83.70%	0.00%	30.19%

Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	3	$990,024.35	0.09%	5.378%	100.00%	638	67.48%	90.05%	0.00%
5.501 to 6.000	16	5,734,002.28	0.52	5.859	100.00	625	79.44	92.08	38.89
6.001 to 6.500	55	21,827,255.37	1.99	6.355	100.00	639	81.37	77.30	31.27
6.501 to 7.000	240	85,986,466.67	7.86	6.853	100.00	645	79.93	66.11	19.58
7.001 to 7.500	315	104,638,109.03	9.56	7.305	100.00	647	80.56	60.64	16.91
7.501 to 8.000	628	186,974,330.53	17.08	7.805	100.00	631	80.80	48.85	20.24
8.001 to 8.500	547	151,828,395.38	13.87	8.295	100.00	621	81.09	44.45	26.91
8.501 to 9.000	596	162,545,538.93	14.85	8.777	100.00	618	83.23	39.50	36.52
9.001 to 9.500	345	88,834,194.73	8.12	9.273	100.00	604	83.95	35.73	44.34
9.501 to 10.000	254	61,303,932.30	5.60	9.761	100.00	596	85.90	33.88	46.95
10.001 to 10.500	114	22,099,070.03	2.02	10.251	100.00	597	87.24	32.17	57.41
10.501 to 11.000	67	14,116,502.31	1.29	10.749	100.00	608	88.98	34.23	61.39
Greater than 11.000	47	6,584,962.10	0.60	11.397	100.00	612	88.81	33.30	47.83
Subtotal (ARM Loans):	3,227	$913,462,784.01	83.45%	8.268%	100.00%	624	82.15%	47.40%	30.03%

Fixed Rate Loans:
5.501 to 6.000	14	$3,920,028.96	0.36%	5.972%	0.00%	695	74.13%	82.02%	0.00%
6.001 to 6.500	25	6,989,301.74	0.64	6.347	0.00	655	74.66	82.12	29.95
6.501 to 7.000	50	15,529,412.63	1.42	6.802	0.00	642	76.66	76.91	38.06
7.001 to 7.500	63	14,228,381.12	1.30	7.379	0.00	642	78.62	79.85	27.57
7.501 to 8.000	167	30,380,217.47	2.78	7.800	0.00	620	77.95	76.57	32.61
8.001 to 8.500	133	19,464,707.35	1.78	8.330	0.00	617	79.09	78.74	43.70
8.501 to 9.000	136	19,948,014.47	1.82	8.740	0.00	611	82.32	73.53	47.70
9.001 to 9.500	69	7,999,761.67	0.73	9.295	0.00	603	79.80	73.40	19.57
9.501 to 10.000	98	10,996,862.96	1.00	9.864	0.00	613	86.89	63.57	37.77
10.001 to 10.500	110	11,100,614.26	1.01	10.280	0.00	656	94.56	58.35	19.49
10.501 to 11.000	124	11,998,833.55	1.10	10.827	0.00	657	97.59	49.54	7.63
Greater than 11.000	334	28,581,894.82	2.61	11.718	0.00	649	99.12	28.16	1.32
Subtotal (Fixed Rate):	1,323	$181,138,031.00	16.55%	8.908%	0.00%	633	84.57%	65.61%	27.07%

Total:	4,550	$1,094,600,815.01	100.00%	8.374%	83.45%	626	82.55%	50.42%	29.54%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	8	$1,297,216.36	0.14%	7.441%	100.00%	651	83.12%	46.98%	63.08%
3.501 - 4.000	2	181,075.71	0.02	7.165	100.00	598	76.51	100.00	0.00
4.001 - 4.500	24	6,222,983.51	0.68	7.547	100.00	641	78.74	58.40	0.00
4.501 - 5.000	87	19,768,850.47	2.16	8.364	100.00	625	80.44	54.69	16.62
5.001 - 5.500	308	106,829,884.32	11.70	8.421	100.00	653	88.07	38.05	54.76
5.501 - 6.000	842	261,015,594.11	28.57	7.920	100.00	622	82.07	61.00	33.18
6.001 - 6.500	1,410	397,673,186.10	43.53	8.302	100.00	623	81.54	41.66	24.36
6.501 - 7.000	174	41,196,902.54	4.51	8.589	100.00	604	78.10	44.58	16.27
7.001 - 7.500	281	56,431,294.74	6.18	8.860	100.00	603	79.12	48.31	25.39
7.501 - 8.000	40	10,802,654.64	1.18	8.958	100.00	604	84.61	24.85	31.39
8.001 - 8.500	41	10,389,755.00	1.14	9.096	100.00	614	81.30	25.97	28.76
8.501 - 9.000	7	1,367,755.55	0.15	9.272	100.00	572	86.75	79.55	62.32
9.001 - 9.500	2	147,144.92	0.02	9.171	100.00	570	85.00	100.00	0.00
10.001 >=	1	138,486.04	0.02	10.650	100.00	510	75.00	0.00	0.00
Total:	3,227	$913,462,784.01	100.00%	8.268%	100.00%	624	82.15%	47.40%	30.03%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	15	$2,411,151.65	0.26%	8.063%	100.00%	641	85.08%	33.66%	51.30%
1.500	1,166	324,540,332.30	35.53	8.352	100.00	616	82.00	48.82	33.69
2.000	13	3,105,669.31	0.34	7.923	100.00	610	88.17	8.93	17.22
3.000	2,032	583,160,848.88	63.84	8.223	100.00	628	82.18	46.90	27.95
6.000	1	244,781.87	0.03	9.990	100.00	670	100.00	0.00	100.00
Total:	3,227	$913,462,784.01	100.00%	8.268%	100.00%	624	82.15%	47.40%	30.03%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1,676	$504,152,241.29	55.19%	8.156%	100.00%	631	82.40%	46.66%	28.69%
1.500	1,547	408,504,197.99	44.72	8.407	100.00	616	81.84	48.42	31.74
2.000	4	806,344.73	0.09	7.033	100.00	625	80.00	0.00	0.00
Total:	3,227	$913,462,784.01	100.00%	8.268%	100.00%	624	82.15%	47.40%	30.03%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
9.501 - 10.000	1	$97,340.74	0.01%	7.500%	100.00%	701	99.49%	100.00%	100.00%
10.001 - 10.500	1	176,924.20	0.02	7.250	100.00	707	76.36	100.00	0.00
10.501 - 11.000	3	394,430.58	0.04	7.500	100.00	729	83.24	41.19	67.22
11.001 - 11.500	1	98,472.93	0.01	5.375	100.00	520	80.00	0.00	0.00
11.501 - 12.000	5	1,081,450.38	0.12	6.718	100.00	596	83.09	57.85	53.33
12.001 - 12.500	9	2,462,272.19	0.27	6.166	100.00	638	73.13	89.93	10.07
12.501 - 13.000	46	15,112,706.74	1.65	6.547	100.00	627	79.71	70.75	19.15
13.001 - 13.500	90	32,111,369.02	3.52	6.716	100.00	651	81.46	65.59	23.41
13.501 - 14.000	284	96,623,719.47	10.58	7.046	100.00	646	80.27	59.46	18.42
14.001 - 14.500	327	107,092,221.24	11.72	7.450	100.00	642	80.64	57.62	17.53
14.501 - 15.000	606	179,536,404.85	19.65	7.875	100.00	628	81.09	50.35	22.90
15.001 - 15.500	524	144,736,734.63	15.84	8.348	100.00	618	81.29	46.11	28.66
15.501 - 16.000	568	155,819,166.34	17.06	8.821	100.00	617	83.14	39.18	36.62
16.001 - 16.500	312	81,435,992.06	8.92	9.284	100.00	606	83.84	34.82	44.81
16.501 - 17.000	235	56,269,630.12	6.16	9.784	100.00	596	85.95	33.47	48.24
17.001 - 17.500	111	21,309,412.97	2.33	10.260	100.00	596	87.12	33.10	56.94
17.501 - 18.000	62	13,050,428.95	1.43	10.746	100.00	611	88.62	33.65	58.17
18.001 - 18.500	28	4,424,421.31	0.48	11.259	100.00	620	89.14	35.12	55.72
18.501 - 19.000	9	1,440,834.08	0.16	11.623	100.00	610	88.53	28.74	47.48
19.001 - 19.500	2	77,225.00	0.01	12.270	100.00	529	82.67	53.38	0.00
19.501 >=	3	111,626.21	0.01	13.049	100.00	561	72.47	0.00	0.00
Total:	3,227	$913,462,784.01	100.00%	8.268%	100.00%	624	82.15%	47.40%	30.03%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 3 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	50	$12,435,474.03	1.36%	7.647%	100.00%	642	81.15%	53.89%	25.46%
5.501 - 6.000	24	7,298,457.25	0.80	6.918	100.00	620	82.42	70.18	41.59
6.001 - 6.500	69	25,393,359.61	2.78	6.595	100.00	636	82.08	79.62	34.31
6.501 - 7.000	239	84,378,340.89	9.24	6.867	100.00	645	79.79	66.43	19.43
7.001 - 7.500	304	102,489,055.84	11.22	7.325	100.00	646	80.61	61.11	17.21
7.501 - 8.000	618	184,562,341.20	20.20	7.814	100.00	631	80.86	48.62	20.56
8.001 - 8.500	540	150,110,264.56	16.43	8.300	100.00	621	81.01	44.64	26.47
8.501 - 9.000	586	160,112,189.66	17.53	8.778	100.00	618	83.28	39.25	36.42
9.001 - 9.500	326	84,825,268.21	9.29	9.271	100.00	605	83.78	35.06	44.22
9.501 - 10.000	247	59,801,840.07	6.55	9.761	100.00	596	85.75	32.22	46.71
10.001 - 10.500	112	21,739,578.28	2.38	10.250	100.00	595	87.07	32.45	56.96
10.501 - 11.000	67	14,116,502.31	1.55	10.749	100.00	608	88.98	34.23	61.39
11.001 - 11.500	29	4,366,213.82	0.48	11.259	100.00	620	88.87	30.98	50.62
11.501 - 12.000	11	1,645,047.07	0.18	11.629	100.00	607	89.05	25.17	41.59
12.001 - 12.500	2	77,225.00	0.01	12.270	100.00	529	82.67	53.38	0.00
12.501 - 13.000	1	49,976.21	0.01	12.850	100.00	579	72.46	0.00	0.00
13.001 - 13.500	2	61,650.00	0.01	13.210	100.00	547	72.48	0.00	0.00
Total:	3,227	$913,462,784.01	100.00%	8.268%	100.00%	624	82.15%	47.40%	30.03%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	21	$3,227,881.11	0.35%	7.385%	100.00%	613	82.12%	49.34%	25.35%
13 - 24	2,881	839,622,898.94	91.92	8.271	100.00	624	82.20	46.41	30.22
25 - 36	292	62,222,132.65	6.81	8.328	100.00	617	81.78	60.46	28.70
37 >=	33	8,389,871.31	0.92	7.798	100.00	654	79.76	48.83	22.74
Total:	3,227	$913,462,784.01	100.00%	8.268%	100.00%	624	82.15%	47.40%	30.03%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.